                                                                    EXHIBIT 10.1

================================================================================


                               CREDIT AGREEMENT

                        Dated as of September 1, 2000,

                                     among

                          PEET'S COFFEE AND TEA, INC.

                                 as Borrower,


                  THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                              as Credit Parties,


                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                                   as Lender


 ===============================================================================

                               Table Of Contents

                                                                                        Page
1.   AMOUNT AND TERMS OF CREDIT........................................................   1

     1.1    Credit Facilities..........................................................   1
     1.2    Letters of Credit..........................................................   3
     1.3    Prepayment.................................................................   3
     1.4    Use of Proceeds............................................................   5
     1.5    Interest and Applicable Margins............................................   5
     1.6    Reserves Against Borrowing Availability....................................   7
     1.7    [Intentionally Omitted.]...................................................   7
     1.8    Cash Management System.....................................................   7
     1.9    Fees.......................................................................   7
     1.10   Receipt of Payments........................................................   8
     1.11   Application and Allocation of Payments.....................................   8
     1.12   Loan Account and Accounting................................................   9
     1.13   Indemnity..................................................................   9
     1.14   Access.....................................................................  10
     1.15   Taxes......................................................................  11
     1.16   Capital Adequacy; Increased Costs; Illegality..............................  11
     1.17   Single Loan................................................................  12

2.   CONDITIONS PRECEDENT..............................................................  12

     2.1    Conditions to the Initial Loans............................................  12
     2.2    Further Conditions to Each Loan............................................  13

3.  REPRESENTATIONS AND WARRANTIES.....................................................  14

     3.1     Corporate Existence; Compliance with Law..................................  14
     3.2     Executive Offices; Collateral Locations; FEIN.............................  14
     3.3     Corporate Power, Authorization, Enforceable Obligations...................  14
     3.4     Financial Statements and Projections......................................  15
     3.5     Material Adverse Effect...................................................  15
     3.6     Ownership of Property; Liens..............................................  15
     3.7     Labor Matters.............................................................  16
     3.8     Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.  16
     3.9     Government Regulation.....................................................  17
     3.10    Margin Regulations........................................................  17
     3.11    Taxes.....................................................................  17
     3.12    ERISA.....................................................................  18
     3.13    No Litigation.............................................................  19
     3.14    Brokers...................................................................  19
     3.15    Intellectual Property.....................................................  19
     3.16    Full Disclosure...........................................................  19
     3.17    Environmental Matters.....................................................  19
     3.18    Insurance.................................................................  20
     3.19    Deposit and Disbursement Accounts.........................................  20
     3.20    Government Contracts......................................................  20

                               Table Of Contents
                                  (continued)

                                                                                       Page
     3.21   Customer and Trade Relations...............................................  20
     3.22   Agreements and Other Documents.............................................  21
     3.23   Solvency...................................................................  21
     3.24   Year 2000 Representations..................................................  21

4.   FINANCIAL STATEMENTS AND INFORMATION..............................................  21

     4.1    Reports and Notices........................................................  21
     4.2    Communication with Accountants.............................................  21

5.   AFFIRMATIVE COVENANTS.............................................................  22

     5.1    Maintenance of Existence and Conduct of Business...........................  22
     5.2    Payment of Obligations.....................................................  22
     5.3    Books and Records..........................................................  22
     5.4    Insurance; Damage to or Destruction of Collateral..........................  22
     5.5    Compliance with Laws.......................................................  24
     5.6    Supplemental Disclosure....................................................  24
     5.7    Intellectual Property......................................................  25
     5.8    Environmental Matters......................................................  25
     5.9    Landlords' Agreements, Mortgagee Agreements and Bailee Letters.............  25
     5.10   Inactive Subsidiary........................................................  26
     5.11   Further Assurances.........................................................  26

6.   NEGATIVE COVENANTS................................................................  26

     6.1    Mergers, Subsidiaries, Etc.................................................  26
     6.2    Investments; Loans and Advances............................................  26
     6.3    Indebtedness...............................................................  27
     6.4    Employee Loans and Affiliate Transactions..................................  27
     6.5    Capital Structure and Business.............................................  28
     6.6    Guaranteed Indebtedness....................................................  28
     6.7    Liens......................................................................  28
     6.8    Sale of Stock and Assets...................................................  29
     6.9    ERISA......................................................................  29
    6.10    Financial Covenants........................................................  29
    6.11    Hazardous Materials........................................................  29
    6.12    Sale-Leasebacks............................................................  29
    6.13    Cancellation of Indebtedness...............................................  29
    6.14    Restricted Payments........................................................  29
    6.15    Change of Corporate Name or Location; Change of Fiscal Year................  29
    6.16    No Impairment of Intercompany Transfers....................................  30
    6.17    No Speculative Transactions................................................  30
    6.18    Leases.....................................................................  30
    6.19    Store Expansion............................................................  31
    6.20    Credit Parties Other than Borrower.........................................  31

                               Table Of Contents
                                  (continued)

                                                                                        Page
7.   TERM..............................................................................  32

     7.1    Termination................................................................  32
     7.2    Survival of Obligations Upon Termination of Financing Arrangements.........  32

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES............................................  32

     8.1    Events of Default..........................................................  32
     8.2    Remedies...................................................................  34
     8.3    Waivers by Credit Parties..................................................  34

9.   PARTICIPATIONS....................................................................  34

10.  SUCCESSORS AND ASSIGNS............................................................  35

11.  MISCELLANEOUS.....................................................................  35

     11.1   Complete Agreement; Modification of Agreement..............................  35
     11.2   Amendments and Waivers.....................................................  36
     11.3   Fees and Expenses..........................................................  36
     11.4   No Waiver..................................................................  37
     11.5   Remedies...................................................................  37
     11.6   Severability...............................................................  37
     11.7   Conflict of Terms..........................................................  37
     11.8   Confidentiality............................................................  38
     11.9   GOVERNING LAW..............................................................  38
     11.10  Notices....................................................................  39
     11.11  Section Titles.............................................................  39
     11.12  Counterparts...............................................................  39
     11.13  WAIVER OF JURY TRIAL.......................................................  39
     11.14  Press Releases.............................................................  40
     11.15  Reinstatement..............................................................  40
     11.16  Advice of Counsel..........................................................  40
     11.17  No Strict Construction.....................................................  40

          THIS CREDIT AGREEMENT ("Agreement") is entered into as of September 1,
                                  ---------
2000, by and among PEET'S COFFEE AND TEA, INC., a Washington corporation ("Borrower"); the other Credit Parties signatory hereto; and GENERAL ELECTRIC
  --------
CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE
                                                                          --
Capital"), as Lender.
-------

                                    RECITALS
                                    --------

          A. Borrower has requested that Lender extend revolving and term credit facilities to Borrower of up to Thirty Million Dollars ($30,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrower and to provide (i) working capital financing for Borrower, (ii) funds for other general corporate purposes of Borrower, and (iii) funds for certain fees and expenses in connection with the financing transactions contemplated herein; and Lender is willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.

          B. Borrower desires to secure all of its obligations under the Loan Documents by granting to Lender a security interest in and lien upon all of its existing and after-acquired personal and real property.

          C.   Peet's Trademark Company, a Washington corporation ("Trademark
                                                                    ---------
Co."), is willing to enter into a guaranty of all of the obligations of Borrower
---
to Lender under the Loan Documents and to pledge all of its assets to secure such guaranty.

          D.   Peet's Companies, Inc., a Washington corporation ("Holdings"), is
                                                                  --------
willing to enter into a guaranty of all of the obligations of Borrower to Lender under the Loan Documents and to pledge to Lender all of the capital Stock of Borrower and Trademark Co. to secure such guaranty.

          E. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other
                    -------
Loan Documents, the rules of construction set forth in Annex A shall govern.
                                                       -------
All exhibits, schedules, annexes and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are
 ----------
incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1  Credit Facilities.
          -----------------

          (a)       Revolving Credit Facility.
                    -------------------------

                    (i) Subject to the terms and conditions hereof, Lender agrees to make its advances available to Borrower from time to time until the Commitment Termination Date (each, a "Revolving Credit Advance"). The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Revolving Loan Commitment and (B) the

                                       1                        CREDIT AGREEMENT

Borrowing Base, in each case less the sum of the Letter of Credit Obligations outstanding at such time ("Borrowing Availability"). Until the Commitment
                           ----------------------
Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice
           --------------
by Borrower to the representative of Lender identified in Schedule 1.1 at the
                                                          ------------
address specified therein. Any such notice must be given no later than (1) 10:30 a.m (California time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 10:30 a.m. (California time) on the date that is three Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving
                                                           -------------------
Credit Advance") shall be given in writing (by telecopy or overnight courier)
--------------
substantially in the form of Exhibit 1.1(a)(i), and shall include the
                             -----------------
information required in such Exhibit and such other information as may be required by Lender. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).
                                                                --------------

                    (ii) Borrower shall execute and deliver to Lender a note to evidence the Revolving Loan Commitment which note shall be (A) dated the Closing Date and (B) substantially in the form of Exhibit 1.1(a)(ii) (the
                                                  ------------------
"Revolving Note"). The Revolving Note shall represent the obligation of Borrower
 --------------
to pay the amount of the Revolving Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid
                                                -----------
balance of the Revolving Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (b)       Term Loans.
                    ----------

                    (i) Subject to the terms and conditions hereof, Lender agrees to make (A) a term loan on the Closing Date to Borrower ("Term Loan A")
                                                                 -----------
in the original principal amount of the Term Loan A Commitment, and (B) a term loan on the Closing Date to Borrower ("Term Loan B," and collectively with Term
                                       -----------
Loan A, the "Term Loans") in the original principal amount of the Term Loan B Commitment. Term Loan A shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b)(1) (the "Term Loan A Note") and Term Loan B shall be
            -----------------       ----------------
by a promissory note substantially in the form of Exhibit 1.1(b)(2) (the "Term
                                                  -----------------       ----
Loan B Note," and collectively with the Term Loan A Note, the "Term Notes"),
-----------                                                    ----------
and Borrower shall execute and deliver each Term Note to Lender. Each Term Note shall represent the obligation of Borrower to pay to Lender the amount of the applicable Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.
   -----------

                    (ii) (A) Borrower shall pay the principal amount of Term Loan A in (x) fifty-nine (59) consecutive monthly installments of One Hundred Sixteen Thousand Six Hundred Sixty Six and 66/100 Dollars ($116,666.66) each, on the last day of each of fifty-nine (59) Fiscal Months commencing September 30, 2000, and (y) one installment of One Hundred Sixteen Thousand Six Hundred Sixty Six and 67/100 Dollars ($116,666.67) on August 31, 2005.

                              (B)    Borrower shall pay the entire principal
amount of Term Loan B in a single payment of Eight Million Dollars ($8,000,000) on February 28, 2002.

                    (iii)     Notwithstanding Section 1.1(b)(ii), the aggregate
                                              ------------------
outstanding principal balance of Term Loan A and Term Loan B shall each be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

                                       2                        CREDIT AGREEMENT

                    (c)  Reliance on Notices. Lender shall be entitled to rely
                         -------------------
upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/ Continuation or similar notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering any such notice was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary.

               1.2  Letters of Credit. Subject to and in accordance with the
                    -----------------
terms and conditions contained herein and in Annex B, Borrower shall have the
                                             -------
right to request, and Lender agrees to incur, Letter of Credit Obligations in respect of Borrower.

               1.3  Prepayment.
                    ----------

                    (a)  Voluntary Prepayments. Borrower may at any time on at
                         ---------------------
least five days' prior written notice to Lender (i) voluntarily prepay all or part of either of the Term Loans or (ii) voluntarily prepay all or part of the Revolving Loan and permanently reduce (but not terminate) the Revolving Loan Commitment; provided, that (A) any such prepayments or reductions shall be in a
            --------
minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the greater of (1) $10,000,000 and (2) the L/C Sublimit, and (C) if all or any part of any such prepayment is applied to reduce the then outstanding principal amount of Term Loan B, then, after giving effect to such prepayment, Borrower shall have Net Borrowing Availability of not less than $2,000,000. Borrower may at any time on at least ten days' prior written notice to Lender terminate the Revolving Loan Commitment; provided, that upon such termination
                                         --------
all Loans and other Obligations shall be immediately due and payable in full and Borrower shall make arrangements, in accordance with the terms and conditions of Annex B, for the satisfaction of any outstanding Letter of Credit Obligations.
-------
Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the fee required by
Section 1.9(c), if any, Lender's out-of-pocket expenses, and payment of any
-------------
LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such
                                                ---------------
prepayment and reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently reduced or terminated, as the case may be; provided, that a
                                                       --------
permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit. Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied; provided, that any partial prepayment of Term Loan
                             --------
A made by Borrower shall be applied to prepay the scheduled installments of Term Loan A in inverse order of maturity.

                    (b)  Mandatory Prepayments.
                         ---------------------

                         (i)   If at any time the outstanding balance of the
Revolving Loan exceeds the lesser of (A) the Revolving Loan Commitment and (B) the Borrowing Base, then Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the
                                                                -------
extent required to eliminate such excess.

                         (ii)  Immediately upon receipt by any Credit Party of
proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8) or any sale of Stock of any Subsidiary of any Credit
             -----------
Party, Borrower shall prepay the Loans in an amount equal to

                                       3                        CREDIT AGREEMENT
all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with
Section 1.3(c).
--------------

                    (iii) If any Credit Party issues Stock or any debt securities:

                              (A)   If such issuance occurs in connection with
any Public Offering or Private Placement of Stock of Holdings then, no later than the Business Day following the date of receipt by any Credit Party of the proceeds thereof, Borrower shall, except as otherwise provided in Section
                                                                  -------
6.19(c), apply all such proceeds, net of underwriting discounts and commissions
-------
and other reasonable costs paid to non-Affiliates in connection with any such Public Offering or Private Placement, as follows: first, to accrued and unpaid
                                                  -----
interest outstanding under Term Loan B; second, to prepay the outstanding
                                        ------
principal amount of Term Loan B until such Loan shall have been prepaid in full; third, to interest then due and payable on the Revolving Credit Advances; and
-----
fourth, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; provided, that the Revolving Loan
                                       --------
Commitment shall not be permanently reduced by the amount of any such payments with respect to the Revolving Loan.

                              (B)   If such issuance occurs other than for the
purposes provided in clause (A) above then, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith; provided, that no prepayment of the Loans shall be required in
           --------
connection with the issuance of Stock of Holdings to employees of Borrower upon the exercise of employee stock options to the persons or pursuant to the stock option plans identified in Disclosure Schedule (3.7).
                           -------------------------

                    (iv)      If the proceeds described in Section 1.3(b)(ii) or
                                                           ------------------
1.3(b)(iii) are received by a Credit Party other than Borrower, such Credit
-----------
Party shall immediately distribute or contribute such proceeds to Borrower to fund the prepayments required by Section 1.3(b)(ii) or 1.3(b)(iii), as
                                 ------------------    -----------
applicable. Any prepayments required by Section 1.3(b)(i), 1.3(b)(ii), or
                                        -----------------  ----------
1.3(b)(iii)(B) shall be applied in accordance with Section 1.3(c).
--------------                                     --------------

               (c)  Application of Certain Mandatory Prepayments. Any
                    --------------------------------------------
prepayments made by Borrower pursuant to Section 1.3(b)(ii) or (b)(iii)(B) shall
                                         -----------------     -----------
be applied as follows: first, to Fees and reimbursable expenses of Lender then
                       -----
due and payable pursuant to any of the Loan Documents; second, to interest then
                                                       ------
due and payable on Term Loan B; third, to prepay the principal amount of Term
                                -----
Loan B until such Loan shall have been prepaid in full; fourth, to interest then
                                                        ------
due and payable on Term Loan A; fifth, to prepay the scheduled installments of
                                -----
Term Loan A in inverse order of maturity, until such Loan shall have been prepaid in full; sixth, to interest then due and payable on the Revolving Credit
                 -----
Advances; seventh, to the outstanding principal balance of Revolving Credit
          -------
Advances until the same shall have been paid in full; and eighth, to any Letter
                                                          ------
of Credit Obligations incurred on behalf of Borrower, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit
                                    -------
Obligations have been fully cash collateralized in the manner set forth in Annex
                                                                           -----
B. The Revolving Loan Commitment shall not be permanently reduced by the amount
-
of any such prepayments.

                                       4                        CREDIT AGREEMENT

          (d)   Application of Prepayments from Insurance Proceeds. Prepayments
                --------------------------------------------------
from insurance proceeds in accordance with Section 5.4(c) shall be applied as
                                           --------------
follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied to the Revolving Credit Advances; insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied first to Term Loan B and, after Term Loan B shall have been paid in full, to prepay the scheduled installments of Term Loan A in inverse order of maturity, until Term Loan A shall have been prepaid in full. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Lender.

          (e)   No Consent to Prohibited Transactions. Nothing in this Section
                -------------------------------------                  -------
1.3 shall be construed to constitute Lender's consent to any transaction that is
---
not permitted by other provisions of this Agreement or the other Loan Documents.

     1.4  Use of Proceeds.  Borrower shall utilize the proceeds of the Term
          ---------------
Loans and the Revolving Loan solely for the Refinancing (and to pay any related transaction expenses), for scheduled payments in connection with the Facility Bond, and for the financing of Borrower's ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains
                              ------------    -------------------------
a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on such date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

  1.5     Interest and Applicable Margins.
          -------------------------------

          (a)   Borrower shall pay interest to Lender in arrears on each

applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus
       ---------
the Applicable Revolver LIBOR Margin per annum; (ii) with respect to Term Loan
                                     ---------
A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at
                                                               ---------
the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum, and (iii) with respect to Term Loan B, the Index
                    ---------
Rate plus the Applicable Term Loan B Index Margin per annum or, at the election
                                                  ---------
of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum.


          The Applicable Margins as of the Closing Date shall be determined by reference to the following table:

     Applicable Margin                       Per Annum Rate
     -----------------                       --------------

     Applicable Revolver Index Margin             1.25%
     Applicable Revolver LIBOR Margin             3.00%
     Applicable Term Loan A Index Margin          1.25%
     Applicable Term Loan A LIBOR Margin          3.00%
     Applicable Term Loan B Index Margin          5.25%
     Applicable Term Loan B LIBOR Margin          7.00%

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as

                                       5                        CREDIT AGREEMENT
set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c)   All computations of Fees calculated on a per annum basis and
                                                         ---------
interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such fees or interest are payable. Each determination by Lender of an interest rate hereunder shall be final, binding and conclusive on Borrower (absent manifest error).

          (d)   So long as an Event of Default under Sections 8.1(a), (h) or (i)
                                                     ---------------  ---    ---
shall have occurred and be continuing or so long as any other Default or Event of Default shall have occurred and be continuing, and at the election of Lender after written notice from Lender to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees
            ---------
otherwise applicable hereunder (the "Default Rate"), and all outstanding
                                     ------------
Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

          (e)   Subject to the conditions precedent set forth in Section 2.2,
                                                                 -----------
Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with
Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR
---------------
Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $2,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 10:30 a.m (California time) on the third Business Day prior to (A) the date of any proposed Revolving Credit Advance that is to bear interest at the LIBOR Rate, (B) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (C) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 10:30 a.m. (California time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be
   -----------
converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Lender in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/ Continuation") in
                                      ----------------------------------
the form of Exhibit 1.5(e).
            --------------

          (f)   Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order
-----------
that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum
                            -------------------
Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter
                                     --------
the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest that would have been received had the interest rate payable hereunder been

                                       6                        CREDIT AGREEMENT

(but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds
---------------         ---
the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f),
                                                                --------------
a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to
                   ------------
Borrower or as a court of competent jurisdiction may otherwise order.

     1.6     Reserves Against Borrowing Availability.  Based on the information
             ---------------------------------------
delivered by Borrower to Lender and on any other information available to Lender, Lender shall in its reasonable credit judgment determine whether Borrowing Availability shall be subject to Reserves. Lender reserves the right, at any time and from time to time after the Closing Date in its reasonable credit judgment, to establish or modify criteria for Reserves; provided, that
                                                               --------
Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Lender's credit judgment.

     1.7     [Intentionally Omitted.]
              ---------------------

     1.8     Cash Management System.  On or prior to the Closing Date, Borrower
             ----------------------
will establish and will maintain until the Termination Date the cash management system described in Annex C (the "Cash Management System").
                    -------       ----------------------

     1.9     Fees.
             ----

             (a) Borrower shall pay to Lender on the Closing Date a closing fee of $300,000 (the "Closing Fee"), which Closing Fee shall be fully earned and
                      -----------
nonrefundable on the Closing Date, and against which Closing Fee shall be credited (x) the initial $25,000 underwriting deposit paid to Lender by Borrower in connection with the proposal letter dated May 19, 2000, and (y) the $100,000
                                                           ---
commitment fee paid to Lender by Borrower in connection with the commitment letter dated July 5, 2000, net of (z) costs and expenses, including reasonable
                           ------
attorneys' fees and other legal costs and expenses of Murphy Sheneman Julian & Rogers, incurred as of the Closing Date by Lender in connection with the transactions contemplated hereby.

             (b)   [Intentionally Omitted.]
                    ---------------------

             (c) If Borrower prepays all or any portion of Term Loan A or prepays the Revolving Loan and reduces or terminates the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, then Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to (i) the Applicable Percentage multiplied by (ii)
(A) the principal amount of Term Loan A prepaid, plus (B) the amount of the reduction of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (1) three percent (3%) in the case of a prepayment on or prior to the first anniversary of the Closing Date, (2) two

                                       7                        CREDIT AGREEMENT
percent (2%) in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof, and (3) one percent (1%) in the case of a prepayment after the second anniversary of the Closing Date but on or prior to the third anniversary thereof. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon (x) a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided, that
                                                                  --------
Borrower does not permanently reduce the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6, or (y) prepayment of some or all of the Obligations then outstanding in connection with a Public Offering or Private Placement of Holdings.

               (d) Borrower shall pay to Lender the Letter of Credit Fee as provided in Annex B.
            -------

     1.10      Receipt of Payments.  Borrower shall make each payment under this
               -------------------
Agreement not later than 11:00 a.m. (California time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the Business Day of receipt of immediately available funds therefor in the Collection Account prior to 11:00 a.m. (California time). For purposes of computing interest, all payments shall be deemed received on the Business Day following receipt of immediately available funds therefor in the Collection Account prior to 11:00 a.m. (California time). Payments received after 11:00 a.m. (California time) on any Business Day shall be deemed to have been received on the following Business Day.

     1.11      Application and Allocation of Payments.
               --------------------------------------

               (a) So long as no Default or Event of Default shall have occurred and be continuing: (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a);
                                                                --------------
and (iv) mandatory prepayments shall be applied as set forth in Sections 1.3(c)
                                                                ---------------
and (d). As to each other payment, and as to all payments made when a Default or
    ---
Event of Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender's expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on Term Loan B; (4) to principal payments on Term Loan A; (5) to principal payments on the Revolving Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal
                    -------
balance of the Revolving Loans and outstanding Letter of Credit Obligations; and
(6) to all other Obligations to the extent reimbursable under Section 11.3.
                                                              ------------

               (b) Lender is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other
     ---------------

                                       8                        CREDIT AGREEMENT
than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if such charges would cause the aggregate amount of Revolving Credit Advances outstanding to Borrower after giving effect to such charges to exceed Borrowing Availability. At Lender's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

     1.12 Loan Account and Accounting. Lender shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit
              ------------
Advances and the Term Loans, (b) all payments made by Borrower, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not
--------
limit or otherwise affect Borrower's duty to pay the Obligations. Lender shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within 120 days after the date thereof, each and every such accounting shall be deemed final, binding and conclusive on Borrower (absent manifest error) in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

     1.13      Indemnity.
               ---------

               (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Lender and its Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and
                               ------------------
all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities");
                                                     -----------------------
provided, that no such Credit Party shall be liable for any indemnification to
--------
an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                                       9                        CREDIT AGREEMENT

               (b) To induce Lender to provide the LIBOR Rate option on the terms provided herein, if: (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether such repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable under this subsection, Lender shall be deemed to have actually funded the relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that Lender may fund each of its LIBOR Loans in any
              --------
manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be
                                 ---------------
binding on the parties hereto unless Borrower shall object in writing within thirty (30) calendar days of receipt thereof, specifying the basis for such objection in detail.

     1.14      Access.
               ------

               (a) Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon two Business Days' prior notice as frequently as Lender determines to be appropriate: (i) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from such Credit Party's books and records; and
(iii) permit Lender and its officers, employees and agents to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Lender, each such Credit Party shall provide such access at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Lender with access to its suppliers and customers. Each such Credit Party shall make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Lender may request. Each such Credit Party shall deliver any document or instrument necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain supporting documentation on media, including computer tapes and discs owned by such Credit Party.

               (b) Within 30 days after delivery of an invoice therefor, Borrower shall pay Lender a Fee of $600 per day per individual (plus all out-of-pocket costs and expenses) in connection with Lender's field examinations permitted under Section 1.14(a) and Section 4(c) of the Security Agreement. Such
                ---------------     ------------
Fees and expenses shall be charged against the Revolving Loan in connection with

                                      10                        CREDIT AGREEMENT
each field audit conducted after the Closing Date; provided, that (A) if a
                                                   --------
Default or Event of Default shall have occurred and be continuing, then there shall be no limit on the reimbursement of Lender's charges or out of pocket expenses for field examinations and appraisals, and (B) so long as no Default or Event of Default shall have occurred and be continuing, Lender shall not be entitled to be reimbursed for more than two (2) field examinations in any calendar year or for an aggregate amount in excess of $15,000 per field examination.

     1.15      Taxes.
               -----

               (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and
                                             ------------
without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Lender
                                                            ------------
receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

               (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this
Section 1.15) paid by Lender, and any liability (including penalties, interest
------------
and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

     1.16      Capital Adequacy; Increased Costs; Illegality.
               ---------------------------------------------

               (a) If Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall be final, binding and conclusive on Borrower (absent manifest error) for all purposes.

               (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be final, binding and conclusive on Borrower (absent manifest error) for all purposes.

                                      11                        CREDIT AGREEMENT

Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above that would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section
                                                                       -------
1.16(b).
-------

               (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of Lender without, in Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by Lender to Borrower (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate, and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to Lender, together with interest accrued thereon, unless
                                                                     ------
Borrower, within five Business Days after the delivery of such notice and demand, converts all such LIBOR Loans into Index Rate Loans.

     1.17      Single Loan.  All Loans to Borrower and all of the other
               -----------
Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2.   CONDITIONS PRECEDENT

     2.1       Conditions to the Initial Loans.  Lender shall not be obligated
               -------------------------------
to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Lender, in Lender's sole discretion, or waived in writing by Lender:

               (a)  Credit Agreement; Loan Documents.  This Agreement or
                    --------------------------------
counterparts hereof shall have been duly executed by and delivered to Borrower and Lender, and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Schedule of Documents, each in form and substance satisfactory to Lender.

               (b)  Repayment of Prior Lender Obligations; Satisfaction of
                    ------------------------------------------------------
Outstanding L/C's. (i) Lender shall have received a fully executed original of a
-----------------
pay-off letter satisfactory to Lender confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loans and the initial Revolving Credit Advance and all Liens upon any of the property of Credit Parties or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Lender or supported by a Letter of Credit issued pursuant to the Annex B, as mutually agreed upon by and among
                              -------
Lender, Borrower and Prior Lender.

               (c)   Approvals.  Lender shall have received (i) satisfactory
                     ---------
evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions; or (ii) an officer's

                                      12                        CREDIT AGREEMENT
certificate in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

               (d)  Opening Availability.  The Borrowing Base calculation
                    --------------------
supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Lender, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the funding of Term Loan A, the incurrence of the initial Letter of Credit Obligations, and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently,
                   ---------
and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $2,000,000.

               (e)  Payment of Fees. Borrower shall have paid the Fees required
                    ---------------
to be paid on the Closing Date in the respective amounts specified in Section
                                                                      -------
1.9, and shall have reimbursed Lender for all fees, costs and expenses of
---
closing presented as of the Closing Date.

               (f)  Capital Structure; Other Indebtedness.  The capital
                    -------------------------------------
structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Lender in its sole discretion.

               (g)  Due Diligence.  Lender shall have completed its business and
                    -------------
legal due diligence, with results satisfactory to Lender.

               (h)  Consummation of Related Transactions.  Lender shall have
                    ------------------------------------
received fully executed copies of each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Lender and its counsel.

     2.2       Further Conditions to Each Loan.  Lender shall not be obligated
               -------------------------------
to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

               (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;

               (b) any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof;

               (c) any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations); or

               (d) after giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), the Revolving Loan would exceed the lesser of the Borrowing Base and the Revolving Loan Commitment.

The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request, acceptance or incurrence, (i) a representation and warranty by Borrower that the conditions in this Section 2.2
                                                                    -----------
have been

                                      13                        CREDIT AGREEMENT
satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.

3.   REPRESENTATIONS AND WARRANTIES

     To induce Lender to make the Revolving Credit Advances and Term Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

     3.1       Corporate Existence; Compliance with Law.  Each Credit Party: (a)
               ----------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(e) is in compliance with its charter and bylaws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.2       Executive Offices; Collateral Locations; FEIN.  Disclosure
               ---------------------------------------------   ----------
Schedule (3.2) sets forth the location, as of the Closing Date, of (a) the chief
--------------
executive office of each Credit Party, (b) the federal employer identification number of each Credit Party, and (c) the warehouses and premises within which any Collateral is stored or located, other than miscellaneous Collateral the fair market value of which, in the aggregate, does not exceed $250,000.

     3.3       Corporate Power, Authorization, Enforceable Obligations.  The
               -------------------------------------------------------
execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Credit Party's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Lender pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been
                                    --------------
duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

                                      14                        CREDIT AGREEMENT

     3.4  Financial Statements and Projections.  Except for the Projections, all
          ------------------------------------
Financial Statements concerning Holdings and its Subsidiaries that are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a)  The following Financial Statements attached hereto as Disclosure
                                                                     ----------
Schedule (3.4(a)) have been delivered on the date hereof:
-----------------

               (i) The audited consolidated balance sheets at January 3, 1999, and January 2, 2000, and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Years then ended, certified by the Chief Financial Officers of Holdings and Borrower.

               (ii) The unaudited consolidated balance sheets at June 30, 2000, and the related statements of income and cash flows of Holdings and its Subsidiaries for the two Fiscal Quarters then ended.

          (b)  [Intentionally Omitted.]
                ---------------------

          (c)  Projections.  The Projections delivered on the date hereof and
               -----------
attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrower
                   ----------------------------
in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the three-year period beginning on July 1, 2000, on a month-by-month basis for the first six months and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

     3.5  Material Adverse Effect.  Between January 2, 2000, and the Closing
          -----------------------
Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) Except as set forth in Disclosure Schedule (3.6), no
                                           -------------------------
contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; and (c) no Credit Party is in default and to the best of each Credit Party's knowledge no third party is in default under any material contract, lease or other agreement or instrument to which such Credit Party is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between January 2, 2000, and the Closing Date, no event has occurred that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

     3.6  Ownership of Property; Liens.  As of the Closing Date, the real estate
          ----------------------------
("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real
  -----------             -------------------------
property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described in Disclosure Schedule (3.6), and copies of
                                        -------------------------
all such leases or a summary of terms thereof satisfactory to Lender have been delivered to Lender. Disclosure Schedule (3.6) further describes any Real Estate
                     -------------------------
with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Except as described in Disclosure Schedule (3.6), each Credit
                                     -------------------------
Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Except as expressly set forth in the documents delivered to Lender by Credit Parties on or before the Closing Date with respect to Credit Parties' interests in Real Estate, no Credit Party holds any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

     3.7  Labor Matters.  As of the Closing Date, (a) no strikes or other
          -------------
material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to
                       -------------------------
or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus plan or agreement or stock option, restricted stock, stock appreciation right or any similar plan, agreement or arrangement (and as to all agreements described in Disclosure
                                                                ----------
Schedule (3.7), Credit Parties have delivered to Lender template documents the
--------------
provisions of which are substantially identical to the provisions of all such agreements to which any Credit Party is a party or by which any Credit Party is bound); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule
                                                       -------------------
(3.7), there are no complaints or charges against any Credit Party pending or,
-----
to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

     3.8  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
          ------------------------------------------------------------
Indebtedness.  Except as set forth in Disclosure Schedule (3.8), no Credit Party
------------                          -------------------------
has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8).
                                                 -------------------------
Except as set forth in

Disclosure Schedule (3.8), there are no outstanding rights to purchase, options,
-------------------------
warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). Except as set
             -----------            --------------------------
forth in Disclosure Schedule (3.8), neither Holdings nor any of its Subsidiaries
         -------------------------
other than Borrower and Trademark Co. has any assets (except Stock of its Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations).

     3.9  Government Regulation.  No Credit Party is an "investment company" or
          ---------------------
an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lender to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.10 Margin Regulations.  No Credit Party is engaged, nor will it engage,
          ------------------
principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the
    ------------
proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.11 Taxes.
          -----

          (a)     Disclosure Schedule (3.11) sets forth as of the Closing Date
                  --------------------------
those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties or their respective predecessors are liable for any
Charges: (i) under any agreement (including any tax sharing agreements) or (ii) to each Credit Party's knowledge, as a transferee.

          (b) Except to the extent that any failure or failures of Credit Parties to comply with such representations and warranties do not and could not reasonably be expected, in the aggregate, to have a Material Adverse Effect, (i) all tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b), (ii) proper and accurate amounts have been withheld by each
     --------------
Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities, and (iii) as of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise.

     3.12      ERISA.
               -----

               (a)   Disclosure Schedule (3.12) lists all (i) all ERISA
                     --------------------------
Affiliates and (ii) all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Lender. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor any ERISA Affiliate has engaged in a "prohibited transaction," as defined in
Section 406 of ERISA and 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC. Each Credit Party and each ERISA Affiliate has performed all of its respective obligations under all Plans.

               (b)   Except as set forth in Disclosure Schedule (3.12): (i) no
                                            --------------------------
Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the latest valuation date of any Plan; and
(vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

     3.13      No Litigation.  No action, claim, lawsuit, demand, investigation
               -------------
or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation") that (a) challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could have a Material Adverse Effect. Except as set forth in Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $100,000 or injunctive relief against, or alleges criminal misconduct by, any Credit Party.

     3.14      Brokers.  No broker or finder acting on behalf of any Person
               -------
brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.15      Intellectual Property.
               ---------------------

               (a)   Except as set forth in Disclosure Schedule (3.15), no
                                            --------------------------
Credit Party is aware of any infringement or claim of infringement by others of any Intellectual Property Collateral.

               (b) Except to the extent that any failure or failures of Credit Parties to comply with such representations and warranties do not and could not reasonably be expected, in the aggregate, to have a Material Adverse Effect, (i) as of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15), and (ii)
                                        --------------------------
each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

     3.16      Full Disclosure.  No information contained in this Agreement, any
               ---------------
of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

     3.17      Environmental Matters.
               ---------------------

               (a)   Except as set forth in Disclosure Schedule (3.17), as of
                                            --------------------------
the Closing Date: (i) to the knowledge of each Credit Party, the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party that could reasonably be expected to have a Material Adverse Effect, and, to the extent that any Credit Party has or has had the right to control the use or occupancy of the Real Estate by Persons other than Credit Parties, no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

               (b) Each Credit Party hereby acknowledges and agrees that (i) to such Credit Party's actual knowledge, without investigation or inquiry of other Persons, Lender is not now, and has not ever been, in control of any of the Real Estate, (ii) except as provided in clause (i) of this Section 3.17(b)
                                            ----------         ---------------
with respect to Real Estate, Lender is not now, and has not ever been, in control of any Credit Party's affairs, and (iii) Lender does not have the capacity through the provisions of the Loan Documents or otherwise to cause such Credit Party to violate or otherwise fail to comply with Environmental Laws or Environmental Permits with respect to such Credit Party's ownership, operation or management of any of its Real Estate.

     3.18      Insurance.  Disclosure Schedule (3.18) lists all insurance
               ---------   --------------------------
policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

     3.19      Deposit and Disbursement Accounts.  Disclosure Schedule (3.19)
               ---------------------------------   --------------------------
lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

     3.20      Government Contracts.  Except as set forth in Disclosure Schedule
               --------------------                          -------------------
(3.20), as of the Closing Date, no Credit Party is a party to any contract or
-----
agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

     3.21      Customer and Trade Relations. As of the Closing Date, there
               ----------------------------
exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party, or (b) the business relationship of any Credit Party with any supplier material to its operations.

     3.22      Agreements and Other Documents.  As of the Closing Date, each
               ------------------------------
Credit Party has provided to Lender or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which any of them are subject, each of which is listed in Disclosure Schedule (3.22): (a)
                                             --------------------------
supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; (b) leases of
                                               ---------
Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and
                                                ---------
permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments and documents evidencing Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

     3.23      Solvency.  Both before and after giving effect to: (a) the Loans
               --------
to be made or incurred on the Closing Date or such other date as Loans requested hereunder are made or incurred; (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower; (c) the Refinancing and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

     3.24      Year 2000 Representations.  Each Credit Party has eliminated all
               -------------------------
Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1       Reports and Notices.
               -------------------

               (a) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.
                                                                        -------

               (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner
               ---------------
set forth in Annex F.
             -------

     4.2       Communication with Accountants.  Each Credit Party executing this
               ------------------------------
Agreement authorizes Lender to communicate directly with its independent certified public accountants, including Deloitte & Touche, and authorizes and shall instruct those accountants and advisors to disclose and make available to Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     5.1       Maintenance of Existence and Conduct of Business. Each Credit
               ------------------------------------------------
Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1); provided, that Credit Parties may transact business
-------------------------  --------
under additional trade names upon not less than thirty (30) days advance written notice to Lender.

     5.2       Payment of Obligations.
               ----------------------

               (a)   Subject to Section 5.2(b), each Credit Party shall pay and
                                --------------
discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

               (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that:  (i) adequate reserves with respect to such
--------------  --------
contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges, Taxes or claims that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this
Section 5.2(b) are no longer met.
--------------

     5.3       Books and Records.  Each Credit Party shall keep adequate books
               -----------------
and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule
                                                           -------------------
(3.4(a)).
-------

     5.4       Insurance; Damage to or Destruction of Collateral.
               -------------------------------------------------

               (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described in Disclosure Schedule (3.18) as in
                                                --------------------------
effect on the date hereof or otherwise in form and in amounts and with insurers acceptable to Lender. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other reasonable action with respect thereto that Lender deems advisable. Lender shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral.

               (b) Lender reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the types of products sold or maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require, in the exercise of its reasonable credit judgment, additional forms and limits of insurance to, in Lender's opinion, adequately protect both Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Lender, each Credit Party shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies.

               (c) Each Credit Party shall deliver to Lender, in form and substance satisfactory to Lender, endorsements to (i) all "All Risk" and business interruption insurance naming Lender as loss payee, and (ii) all general liability and other liability policies naming Lender as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $2,500,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Credit Parties shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the reasonable expenses, if any, incurred by Lender in the collection or handling thereof, Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d) (provided, that
                                                --------------  --------
in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower), or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $2,500,000 in the aggregate, Lender shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided, that if such Credit Party has not completed or entered into binding
--------
agreements to complete such replacement, restoration, repair or rebuilding within fifteen (15) calendar months of such casualty, Lender may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d);
                                                         --------------
provided further, that in the case of insurance proceeds pertaining to any
-------- -------
Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower. All insurance proceeds that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Lender to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Lender shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (A) Borrower shall request a Revolving Credit Advance or release from the cash collateral account to be made to such Credit Party in the amount requested to be released; (B) so long as the conditions set forth in Section 2.2 have been met, Lender shall make such
                            -----------
Revolving Credit Advance or shall release funds from the cash collateral account; and (C) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided, that in the case
                                    --------------  --------
of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower.

               (d) The rights and remedies provided to Lender in clauses (a) through (c) of this Section 5.4 (collectively, "Section 5.4 Remedies"), are
                    -----------                 --------------------
subject to all obligations of Credit Parties under, and the rights and remedies of other parties to, all written documents and agreements delivered to Lender by Credit Parties on or before the Closing Date, executed by any of the Credit Parties in connection with (i) any lease of Equipment between such Credit Party, as lessee, and any person other than Lender, as lessor, or (ii) the Facility Bond, to the extent that such documents and agreements operate to limit the
Section 5.4 Remedies, provided, that, within two Business Days of any Credit
                      --------
Party's receipt thereof, Credit Parties shall provide Lender with copies of any writing, and shall inform Lender of any other communication, constituting a notice or demand from any Person that conflicts or is inconsistent with the
Section 5.4 Remedies.

     5.5       Compliance with Laws.  Each Credit Party shall comply with all
               --------------------
federal, state, local, and foreign laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters, Environmental Laws and Environmental Permits, and the purchase, sale, storage and processing of food and food products, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6       Supplemental Disclosure.  From time to time or as may be
               -----------------------
requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation that has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided, that (a) no
                                                        --------
such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing, and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

     5.7       Intellectual Property.  Each Credit Party shall conduct its
               ---------------------
business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

     5.8       Environmental Matters.  Each Credit Party shall and shall cause
               ---------------------
each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) to the fullest extent possible pursuant to any lease governing such Credit Party's use or occupancy of Real Estate, implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Lender promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $25,000; and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $25,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Lender's written request, to the fullest extent possible pursuant to any lease governing such Credit Party's use or occupancy of Real Estate, (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, in each case at Borrower's expense, as Lender may from time to time reasonably request, all of which shall be conducted by reputable environmental consulting firms acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) permit Lender or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Lender deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.9       Landlords' Agreements, Mortgagee Agreements and Bailee Letters.
               --------------------------------------------------------------
Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Lender; provided, that with respect to each such location other
                     --------
than 4070 Hubbard Street, Emeryville, California, and 1400 Park Avenue, Emeryville, California, the requirements set forth in this sentence shall be deemed satisfied by Borrower's best efforts to obtain such a landlord's agreement, mortgagee agreement or bailee letter. With respect to such locations or warehouse space leased or acquired after the Closing Date, if Lender has not received a landlord or mortgagee agreement or bailee letter as of the date such location is acquired or leased, Lender shall impose such Reserves as may be established by Lender in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory of any Credit Party shall be shipped to a processor or converter under arrangements established after the Closing Date, without the prior written consent of Lender (which consent shall not be unreasonably withheld and, in Lender's discretion, may be conditioned upon the establishment of Reserves acceptable to Lender) or unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     5.10      Inactive Subsidiary.  Holdings shall cause WBG to remain inactive
               -------------------
at all times from and after the Closing Date to and including the Termination Date. Within 90 days after the Closing Date, Holdings shall either (a) dissolve WBG and provide documentary evidence of such dissolution to Lender or (b) cause WBG to (i) execute a Guaranty in form and substance acceptable to Lender, (ii) become a party to the Security Agreement and the Borrower Pledge Agreement,
(iii) execute one or more UCC financing statements and take such other actions as Lender may request in order to perfect its Lien on all of the personal property and assets of WBG, and (iv) deliver documents and information in form and substance satisfactory to Lender, including those described in Items 1.3, 1.4, 1.7, 1.9, 1.12, 1.13, 1.19, 1.20, and 2.1 of the Schedule of Documents,
together with a certificate of an officer of WBG addressing the execution and delivery of the agreements, documents, and information described in this clause
                                                                         ------
(b).
---

     5.11      Further Assurances.  Each Credit Party executing this Agreement
               ------------------
agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

6.   NEGATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Lender, from and after the date hereof until the Termination Date:

     6.1       Mergers, Subsidiaries, Etc.  No Credit Party shall directly or
               --------------------------
indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

     6.2       Investments; Loans and Advances.  Except as otherwise expressly
               -------------------------------
permitted by this Section 6, no Credit Party shall make or permit to exist any
                  ---------
investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $100,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) subject to the provisions of the Borrower Pledge Agreement, Borrower may maintain loans and advances to Pieter Bouwkamp in an aggregate principal amount not exceeding $60,000 pursuant to that certain letter agreement between Borrower and Pieter Bouwkamp dated as of July 31, 1992; and (d) so long as no Default or Event of Default shall have occurred and be continuing and there is no Revolving Loan balance, Borrower may make investments up to $1,000,000 in the aggregate, subject to Control Letters in favor of Lender or otherwise subject to a perfected security interest in favor of Lender, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time
                                                     ------------
deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks, and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

     6.3       Indebtedness.
               ------------

               (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (k) of
                                                                  ----------
the definition of Permitted Encumbrances, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness, including the Facility Bond, described in Disclosure Schedule (6.3) and refinancings thereof or amendments or
             -------------------------
modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party or Lender, as determined by Lender, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Section 6.17, and (vi) leases of real or personal
                             ------------
property entered into by Borrower after the Closing Date to the extent permitted under Sections 6.10, 6.18, and 6.19.
      -------- ----  ----      ----

               (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than: (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b) or (c); and (iii) regularly scheduled payments in respect of
     --------------    ---
the Facility Bond as set forth in Disclosure Schedule (6.3).
                                  -------------------------

     6.4       Employee Loans and Affiliate Transactions.
               -----------------------------------------

               (a)   Except as otherwise expressly permitted in this Section 6
                                                                     ---------
with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $25,000 in the aggregate, the terms of these transactions must be disclosed in advance to Lender. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).
                        ----------------------------

               (b) Except as otherwise expressly permitted in Section 6.2, no Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its employees on an arm's length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $150,000 to any employee and up to a maximum of $150,000 in the aggregate at any one time outstanding.

     6.5       Capital Structure and Business.  No Credit Party shall (a) make
               ------------------------------
any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8),
                                                    -------------------------
including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, other than the issuance of Stock of Borrower to employees of Borrower upon the exercise of employee stock options by the persons or pursuant to the stock option plans identified in Disclosure Schedule (3.7); provided, that Holdings
                           -------------------------  --------
may make a Public Offering or Private Placement so long as (i) the proceeds thereof are applied in prepayment of the Obligations to the extent required by
Section 1.3(b)(iii), and (ii) no Change of Control occurs after giving effect
-------------------
thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Lender or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it, except that, for the purpose of developing markets outside of the United States, a Credit Party may enter into licensing or joint venture agreements, and related distribution or supply agreements (collectively, "Overseas Agreements"); provided, that (x) no Credit Party shall, in connection
 -------------------    --------
with the Overseas Agreements, transfer to any Person any material assets of any Credit Party, other than Inventory sold to such Person for purposes of resale or licenses to Intellectual Property granted to such Person in connection with such sale or resale, (y) no Credit Party shall, in connection with the Overseas Agreements, (i) create, incur, assume or permit to exist any Liens on or with respect to its Accounts or any of its other property or assets, or (ii) incur any Indebtedness or contingent liabilities that would be required, consistent with GAAP, to be reported in or in a footnote to an audited financial statement of one or more Credit Parties, aggregating more than $250,000 as of any date of determination, and (z) Credit Parties shall keep Lender reasonably informed of proposed Overseas Agreements and shall promptly provide Lender with copies of all Overseas Agreements executed or delivered by any Credit Party.

     6.6       Guaranteed Indebtedness.  No Credit Party shall create, incur,
               -----------------------
assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

     6.7       Liens.  No Credit Party shall create, incur, assume or permit to
               -----
exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for Liens in existence on the date hereof and summarized in Disclosure Schedule (6.7) and
                                               -------------------------
other Permitted Encumbrances. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender as additional collateral for the

Obligations, except operating leases, Capital Leases or Licenses that prohibit Liens upon the assets that are subject thereto.

     6.8       Sale of Stock and Assets.  No Credit Party shall sell, transfer,
               ------------------------
convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than: (a) the sale of Inventory in the ordinary course of business or pursuant to the transactions specifically permitted under Section 6.17; (b) the sale, transfer, conveyance or
                             ------------
other disposition by a Credit Party of Equipment, Fixtures or Real Estate that is obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $250,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year; and (c) other Equipment and Fixtures having a value not exceeding $250,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clauses (b) and (c) above, Lender agrees
                                       -----------     ---
on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate termination statements under the Code and other releases as reasonably requested by Borrower.

     6.9       ERISA.  No Credit Party shall, or shall cause or permit any ERISA
               -----
Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

     6.10      Financial Covenants.  Borrower shall not breach or fail to comply
               -------------------
with any of the financial covenants set forth in Annex G (the "Financial
                                                 -------       ---------
Covenants").
---------

     6.11      Hazardous Materials. No Credit Party shall cause or permit a
               -------------------
Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

     6.12      Sale-Leasebacks.  No Credit Party shall engage in any sale-
               ---------------
leaseback, synthetic lease or similar transaction involving any of its assets, except to the extent such transaction is in force as of, and disclosed to Lender in writing prior to, the Closing Date.

     6.13      Cancellation of Indebtedness.  No Credit Party shall cancel any
               ----------------------------
claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

     6.14      Restricted Payments.  No Credit Party shall make any Restricted
               -------------------
Payment, except employee loans permitted under Section 6.4(b).
                                               --------------

     6.15      Change of Corporate Name or Location; Change of Fiscal Year.  No
               -----------------------------------------------------------
Credit Party shall (a) change its corporate name or (b) change its chief executive office, principal place of business, corporate offices or, except with respect to miscellaneous Collateral the fair market value of which does not exceed $250,000 in the aggregate at any time, the warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case without at least 30 days' prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and provided that any
                                                              --------
such new location shall be in the continental United States of America. Without limiting the generality of the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year without at least 30 days' prior written notice to Lender.

     6.16      No Impairment of Intercompany Transfers.  No Credit Party shall
               ---------------------------------------
directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

     6.17      No Speculative Transactions.  No Credit Party shall engage in any
               ---------------------------
transaction involving commodity purchase or option agreements, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices or supply of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

     6.18      Leases.
               ------

               (a) After the Closing Date, no Credit Party shall enter into any new operating lease for Equipment, if the aggregate of all payments arising under such new operating leases, payable during the first twelve (12) consecutive Fiscal Months of each such new operating lease by all Credit Parties on a consolidated basis, would exceed (i) in Fiscal Year 2000, without regard to the payments arising under operating leases for Equipment already in existence as of the Closing Date, $500,000, or (ii) in each subsequent Fiscal Year of Credit Parties, without regard to the payments arising under operating leases for Equipment already in existence as of the first Business Day of such Fiscal Year, $250,000.

               (b) After the Closing Date, except for those operating leases for Real Estate permitted to be entered into under Section 6.19, no Credit Party
                                                   ------------
shall enter into any new operating lease for Real Estate if the aggregate of all payments arising under such new operating leases, payable during the first twelve (12) consecutive Fiscal Months of each such new operating lease by all Credit Parties on a consolidated basis, would exceed (i) at all times prior to the Term Loan B Repayment Date, without regard to the payments arising under operating leases for Real Estate already in existence as of the Closing Date, $150,000, or (ii) commencing with the Fiscal Year in which the Term Loan B Repayment Date occurs and for each Fiscal Year thereafter, without regard to the payments arising under operating leases for Real Estate already in existence as of the first Business Day of such Fiscal Year, $500,000.

     6.19 Store Expansion.
          ---------------

          (a) Except in connection with the retail locations operated by Borrower and set forth in Disclosure Schedule (3.2), no Credit Party shall
                          -------------------------
engage in any transaction or enter into any agreement with respect to the opening of any new retail location without the prior written consent of Lender.

          (b)  Notwithstanding the provisions of clause (a) of this Section
                                                 ----------         -------
6.19, so long as no Default or Event of Default exists or would otherwise be
----
caused to exist by such transaction, agreement, or opening, and subject to the provisions of Section 5.9:
              -----------

               (i) Prior to the Term Loan B Repayment Date, Borrower may engage in transactions and enter into agreements with respect to the opening of one (1) new retail location, provided, that Credit Parties shall not make any Capital
                     --------
Expenditures in connection with such new location exceeding $750,000; and

               (ii) From and after the Term Loan B Repayment Date, Borrower may engage in transactions and enter into agreements with respect to the opening of up to three (3) new retail locations during any Fiscal Year; provided, that
                                                             --------
Credit Parties shall not make any Capital Expenditures in connection with such new locations exceeding, in the aggregate, $1,800,000 during any such Fiscal Year;

provided further, that the Capital Expenditures described in this clause (b)
-------- -------
shall be included in the calculation of Capital Expenditures set forth in Annex
                                                                          -----
G of this Agreement.
-

          (c) In addition to the transactions and agreements addressed by clause (b) of this Section 6.19, Borrower may, subject to the provisions of
----------         ------------
Section 5.9, engage in transactions and enter into agreements, including the operating leases described below in this clause (c), with respect to the opening
                                         ----------
of up to two (2) additional retail stores the Capital Expenditures and/or operating lease payments for which are financed through Private Placements completed by Credit Parties on terms acceptable to Lender, in the exercise of its reasonable credit judgment, during any Fiscal Year. To the extent used solely for such Capital Expenditures and/or operating lease payments, (i) such Private Placements shall not be subject to the provisions of Section
                                                             -------
1.3(b)(iii), and (ii) such Capital Expenditures shall be excluded from the
-----------
calculation of Capital Expenditures set forth in Annex G of this Agreement.
                                                 -------
Further, Credit Parties may enter into a new operating lease for each such new location so long as the aggregate of all payments arising under each such new operating lease, payable during the first twelve (12) consecutive Fiscal Months of such new operating lease by all Credit Parties on a consolidated basis, does not exceed $167,000. Nothing in this clause (c) shall limit the right of
                                     ----------
Borrower to fund any Capital Expenditures or lease payments permitted by this clause (c) by obtaining Revolving Credit Advances to the extent that such Revolving Credit Advances are otherwise available under the terms and conditions of this Agreement.

     6.20 Credit Parties Other than Borrower.  None of the Credit Parties other
          ----------------------------------
than Borrower shall engage in any trade or business, or own any assets (other than the Stock of their Subsidiaries or the Intellectual Property owned by Trademark Co.) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations), except that Trademark Co. may engage in the business of licensing Trademarks to Borrower pursuant to that certain Exclusive Trademark License Contract dated as of October 18, 1994, as amended by that certain First Amendment to Exclusive Trademark

License Contract dated as of on or about the Closing Date, each by and between Borrower and Trademark Co.

7.   TERM

     7.1  Termination.  The financing arrangements contemplated hereby shall be
          -----------
in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

     7.2  Survival of Obligations Upon Termination of Financing Arrangements.
          ------------------------------------------------------------------
Except as otherwise expressly provided in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment
                      --------                         ----------
obligations under Sections 1.15 and 1.16, and the indemnities contained in the
                  -------------     ----
Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     8.1  Events of Default. The occurrence of any one or more of the following
          -----------------
events (regardless of the reason therefor) shall constitute an "Event of
                                                                --------
Default" hereunder:
-------

          (a) Borrower (i) shall fail to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) shall fail to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within ten days following Lender's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the
                                 ------------  ---  ---    -
provisions set forth in Annexes C or G, respectively.
                        ---------    -

          (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F,
                  ---------                                ---------    -
respectively, and the same shall remain unremedied for three Business Days or more after written demand by Lender.

          (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 20 days or more.
        -----------

          (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate shall be untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more.

          (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under Title 11 of the United States Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction over such case or proceeding.

          (i) Any Credit Party shall (i) file a petition seeking relief under Title 11 of the United States Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to or fail to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of such Credit Party's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing, or (v) admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document shall cease to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l)  Any Change of Control shall occur.

          (m) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than 15% of Borrower's revenues for the Fiscal Year preceding such event, such cessation or curtailment continues for more than 20 days, and Lender has not received within 45 days of such event evidence satisfactory to Lender that the issuers of Borrower's insurance policies have irrevocably committed, without reservation of rights, to make immediate payments under such policies sufficient to compensate Borrower and Lender for such reduction of revenue-producing activities.

     8.2  Remedies.
          --------

          (a) If any Default or Event of Default shall have occurred and be continuing, then Lender may (i) without notice, suspend the Revolving Loan facility with respect to further Revolving Credit Advances or the incurrence of further Letter of Credit Obligations whereupon any further Revolving Credit Advances and the incurrence of further Letter of Credit Obligations, shall be made or incurred in Lender's sole discretion so long as such Default or Event of Default is continuing, and (ii) without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default shall have occurred and be continuing, Lender may, without notice: (i) terminate the Revolving Loan with respect to further Revolving Credit Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B,
                                                                       -------
all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or in equity, including all remedies provided under the Code; provided,
                                                                     --------
that upon the occurrence of an Event of Default specified in Sections 8.1(g),
                                                             ---------------
(h) or (i), the Revolving Loan facility shall be immediately terminated and all
---    ---
of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

     8.3  Waivers by Credit Parties.  Except as otherwise provided for in this
          -------------------------
Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

9.   PARTICIPATIONS

     9.1 The Credit Parties signatory hereto consent to Lender's sale of participations in, at any time or times, any Commitments or any portion thereof or interest therein. Any participation by

Lender of all or any part of its Commitments shall be sold with the understanding that all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (a) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (b) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (c) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, and 1.16, Borrower acknowledges and agrees
                -------------  ----      ----
that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant.

     9.2 Each Credit Party executing this Agreement shall assist Lender as reasonably required to enable Lender to effect any such participation, including, if requested by Lender with respect to a proposed increase in any of the Commitments, the participation of management in meetings with potential participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).
             --------------

     9.3 Lender may furnish any information concerning Credit Parties in the possession of Lender from time to time to participants (including prospective participants). Lender shall use its best efforts to obtain from participants confidentiality covenants substantially equivalent to those contained in Section
                                                                         -------
11.8 hereof.
----

10.  SUCCESSORS AND ASSIGNS

          This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Lender and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

     11.1 Complete Agreement; Modification of Agreement.  The Loan Documents
          ---------------------------------------------
constitute the final expression of the entire agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any proposal letter, commitment
                               ------------
letter, or similar agreement between any Credit Party and Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY OR EXTEND
 CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, ARE NOT ENFORCEABLE
                      UNDER CALIFORNIA OR WASHINGTON LAW.

     11.2  Amendments and Waivers.  No amendment, modification, termination or
           ----------------------
waiver of any provision of this Agreement, any of the Notes or any other Loan Document, or any consent to any departure by any Credit Party therefrom, in any event be effective unless the same shall be in writing and signed by Lender and Borrower.

           Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13),
                                                              ------------
termination of the Commitments and a release of all claims against Lender, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     11.3  Fees and Expenses.  Borrower shall reimburse Lender for all out-of-
           -----------------
pocket expenses incurred in connection with the negotiation and preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Lender for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

           (a) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Loans;

           (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

           (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person, and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

           (d) any attempt to enforce any remedies of Lender against any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

           (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default; and

           (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all attorneys' and other
                         -----------         ---
professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of
                                                           ------------
which shall be payable, on demand, by Borrower to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4  No Waiver.  Lender's failure, at any time or times, to require strict
           ---------
performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Lender and directed to Borrower specifying such suspension or waiver.

     11.5  Remedies.  Lender's rights and remedies under this Agreement shall be
           --------
cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.6  Severability. Wherever possible, each provision of this Agreement and
           ------------
the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

     11.7  Conflict of Terms.  Except as otherwise provided in this Agreement or
           -----------------
any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.8  Confidentiality. Lender agrees to use commercially reasonable efforts
           ---------------
(equivalent to the efforts Lender applies to maintain as confidential its own confidential information) to maintain as confidential all confidential information provided to it by the Credit Parties and designated as confidential for a period of three years following receipt thereof or one year after the Termination Date, whichever is longer, except that Lender may disclose such information: (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide participant or potential participant that has agreed to comply
    ---------
with the covenant contained in this Section 11.8 (and any such bona fide
                                    ------------               ---- ----
participant or potential participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required
                                            ----------
or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party, or (f) that ceases to be confidential through no fault of Lender.

     11.9 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE
          -------------                                 --------
LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO COUNTY, CITY OF SAN FRANCISCO, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER AND THE
                                                   --------
CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAN FRANCISCO COUNTY, CITY OF SAN FRANCISCO, CALIFORNIA AND; PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR
                --------  -------
OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY
                                                 ----- --- ----------
CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND

AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED
         -------
COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

     11.10 Notices.  Except as otherwise provided herein, whenever it is
           -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section
                                                                      -------
11.10); (c) one Business Day after deposit with a reputable overnight courier
-----
with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex H or to such other address (or
                                         -------
facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated in Annex H to receive
                                                            -------
copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.11 Section Titles.  The Section titles and Table of Contents contained
           --------------
in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.12 Counterparts.  This Agreement may be executed in any number of
           ------------
separate counterparts, each of which shall collectively and separately constitute one agreement.

     11.13 WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH
           --------------------
COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     11.14 Press Releases.  Each Credit Party executing this Agreement agrees
           --------------
that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Lender shall provide a draft of such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

     11.15 Reinstatement.  This Agreement shall remain in full force and effect
           -------------
and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11.16 Advice of Counsel.  Each of the parties represents to each other
           -----------------
party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 1 and 11.13, with its counsel.
              ----------     -----

     11.17 No Strict Construction.  The parties hereto have participated
           ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    "Borrower"

                                    PEET'S COFFEE & TEA, INC.

                                    By: /s/ Mark N. Rudolph
                                        -------------------------------
                                            Mark N. Rudolph
                                            Chief Financial Officer

                                    "Lender"

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION

                                    By: /s/ Todd Gronski
                                        -------------------------------
                                            Todd Gronski
                                            Duly Authorized Signatory

          The following Persons are signatories to this Agreement in their capacities as Credit Parties and not as Borrowers.

                                    "Credit Parties"

                                    PEET'S COMPANIES, INC.

                                    By: /s/ Mark N. Rudolph
                                        -------------------------------
                                            Mark N. Rudolph
                                            Chief Financial Officer


                                    PEET'S TRADEMARK COMPANY

                                    By: /s/ Mark N. Rudolph
                                        -------------------------------
                                            Mark N. Rudolph
                                            Chief Financial Officer

                              ANNEX A (Recitals)
                                       --------
                                      to
                               CREDIT AGREEMENT
                               ----------------

                                  DEFINITIONS
                                  -----------

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references in the following definitions to Sections, Exhibits, Schedules or Annexes shall refer to Sections, Exhibits, Schedules or Annexes of the Agreement:

          "Account Debtor" shall mean any Person who may become obligated to any
           --------------
other Person under, with respect to, or on account of, an Account.

          "Accounting Changes" shall have the meaning assigned to it in Annex G.
           ------------------                                           -------

          "Accounts" shall mean all "accounts," as such term is defined in the
           --------
Code, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind given by any other Person with respect to any of the foregoing.

          "Affiliate" shall mean, with respect to any Person, (a) each Person
           ---------
that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners or (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, that the term "Affiliate" shall specifically
                       --------                 ---------
exclude Lender.

          "Agreement" shall mean the Credit Agreement by and among Borrower, the
           ---------
other Credit Parties party thereto and Lender, as the same may be amended, supplemented, restated, or otherwise modified from time to time, in accordance with the terms hereof.

          "Appendices" shall have the meaning assigned to it in the recitals to
           ----------
the Agreement.

          "Applicable Margins" shall mean, collectively, the Applicable Revolver
           ------------------
Index Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term Loan A LIBOR Margin, and the Applicable Term Loan B LIBOR Margin.

          "Applicable Percentage" shall have the meaning assigned to it in
           ---------------------
Section 1.9(c).
--------------

          "Applicable Revolver Index Margin" shall mean the per annum interest
           --------------------------------                 ---------
rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section
                                                                     -------
1.5(a).
------

          "Applicable Revolver LIBOR Margin" shall mean the per annum interest
           --------------------------------                 ---------
rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).
                                                                --------------

          "Applicable Term Loan A Index Margin" shall mean the per annum
           -----------------------------------                 ---------
interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan A, as determined by reference to Section 1.5(a).
                                                              --------------

          "Applicable Term Loan B Index Margin" shall mean the per annum
           -----------------------------------                 ---------
interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan B, as determined by reference to Section 1.5(a).
                                                              --------------

          "Applicable Term Loan A LIBOR Margin" shall mean the per annum
           -----------------------------------                 ---------
interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan A, as determined by reference to Section 1.5(a).
                                                              --------------

          "Applicable Term Loan B LIBOR Margin" shall mean the per annum
           -----------------------------------                 ---------
interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan B, as determined by reference to Section 1.5(a).
                                                              --------------

          "Bankruptcy Code" shall mean the provisions of title 11 of the United
           ---------------
States Code, 11 U.S.C. '' 101 et seq.
                              -- ---

          "Borrower" shall have the meaning assigned thereto in the preamble to
           --------
the Agreement.

          "Borrower Accounts" shall have the meaning assigned to it in Annex C.
           -----------------                                           -------

          "Borrower Pledge Agreement" shall mean the Pledge Agreement of even
           -------------------------
date herewith executed by each of Borrower, Trademark Co., and WBG in favor of Lender, pledging all Stock of its Subsidiaries, if any, and all promissory notes evidencing loans and advances owing to or held by it, as the same may be amended, supplemented, restated, or otherwise modified from time to time, in accordance with the terms thereof.

          "Borrowing Availability" shall have the meaning assigned to it in
           ----------------------
Section 1.1(a)(i).
-----------------

          "Borrowing Base" shall mean, as of any date of determination by
           --------------
Lender, from time to time, an amount equal at such time to (a) the maximum amount of the Revolving Loan to Borrower that could then be incurred or remain outstanding without causing Borrower's Senior

Funded Debt (including such Revolving Loan) to exceed (i) 3.75 times Borrower's Trailing 12 Fiscal Month EBITDA during the period from the Closing Date through August 31, 2001, (ii) 3.50 times Borrower's Trailing 12 Fiscal Month EBITDA during the period from September 1, 2001 through August 31, 2002, and (iii) 3.25 times Borrower's Trailing 12 Fiscal Month EBITDA at all times on or after September 1, 2002, in each case less (b) any Reserves established by Lender at such time.

          "Borrowing Base Certificate" shall mean a certificate to be executed
           --------------------------
and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).
             --------------

          "Business Day" shall mean any day that is not a Saturday, a Sunday or
           ------------
a day on which banks are required or permitted to be closed in the States of California or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" shall mean, with respect to any Person, all
           --------------------
expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" shall mean, with respect to any Person, any lease of
           -------------
any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

          "Capital Lease Obligation" shall mean, with respect to any Capital
           ------------------------
Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Collateral Account" shall have the meaning assigned to it in
           -----------------------
Annex B.
-------

          "Cash Equivalents" shall have the meaning assigned to it in Annex B.
           ----------------                                           -------

          "Cash Management System" shall have the meaning assigned to it in
           ----------------------
Section 1.8.
-----------

          "Change of Control" shall mean any event, transaction or occurrence as
           -----------------
a result of which (a) the Persons constituting the Stockholders of Holdings as of the Closing Date shall cease to own and control, in the aggregate, all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the Stock of Holdings on a fully diluted basis,
(b) Holdings shall cease to own and control all of the economic and voting rights associated with all of the Stock of Borrower, or (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the Stock of any of its Subsidiaries.

          "Charges" shall mean all federal, state, county, city, municipal,
           -------
local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Person, (d) any Person's ownership or use of any properties or other assets, or (e) any other aspect of any Person's business.

          "Chattel Paper" shall mean any "chattel paper," as such term is
           -------------
defined in the Code, now owned or hereafter acquired by any Person, wherever located.

          "Closing Date" shall mean September 1, 2000.
           ------------

          "Code" shall mean the Uniform Commercial Code as the same may, from
           ----
time to time, be enacted and in effect in the State of California; provided,
                                                                   --------
that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Collateral" shall mean the property covered by the Security Agreement
           ----------
and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations.

          "Collateral Documents" shall mean the Security Agreement, the Pledge
           --------------------
Agreements, the Guaranties, the Patent, Trademark and Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collateral Reports" shall mean the reports with respect to the
           ------------------
Collateral referred to in Annex F.
                          -------

          "Collection Account" shall mean that certain account of Lender,
           ------------------
account number 502-328-54 in the name of Lender at Bankers Trust Company in New York, New York, ABA No. 021 001 033, or such other account as may be designated in writing by Lender as the "Collection Account."

          "Commitment Termination Date" shall mean the earliest of (a) August
           ---------------------------
31, 2005, (b) the date of termination of Lender's obligation to make Revolving Credit Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of
                                        --------------
indefeasible prepayment in full by Borrower of the Loans, the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and
                                                                  -------
the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

          "Commitments" shall mean the aggregate of the Revolving Loan
           -----------
Commitment and the Term Loan Commitment, which aggregate commitment shall be Thirty Million Dollars ($30,000,000) on the Closing Date, as such amount may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" shall have the meaning assigned to it in
           ----------------------
Annex E.
-------

          "Concentration Account" shall have the meaning assigned to it in Annex
           ---------------------                                           -----
C.
-

          "Contracts" shall mean all contracts, undertakings, or agreements
           ---------
(other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Letter" shall mean a letter agreement between Lender and (a)
           --------------
the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (c) a futures commission merchant, or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant, as applicable, disclaims any security interest in the applicable financial assets, acknowledges the Lien of Lender on such financial assets, and agrees to follow the instructions or entitlement orders of Lender without further consent by the affected Credit Party.

          "Copyright License" shall mean any and all rights now owned or
           -----------------
hereafter acquired by any Person under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" shall mean all of the following now owned or existing or
           ----------
hereafter adopted or acquired by any Person: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States or any territory thereof, or any other country or any political subdivision thereof; and (b) all extensions or renewals thereof.

          "Credit Parties" shall mean Holdings, Borrower, Trademark Co., and
           --------------
each of their respective Subsidiaries.

          "Default" shall mean any event that, with the passage of time or
           -------
notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" shall have the meaning assigned to it in Section
           ------------                                           -------
1.5(d).

          "Disbursement Accounts" shall have the meaning assigned to it in Annex
           ---------------------                                           -----
C.
-

          "Disclosure Schedules" shall mean the Schedules prepared by Borrower
           --------------------
and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the
                   ------------------------         ---
Agreement.

          "Documents" shall mean any "documents," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Person, wherever located.

          "Dollars" or "$"  shall mean lawful currency of the United States of
           -------      -
America.

          "EBITDA" shall mean, with respect to any Person for any fiscal period,
           ------
without duplication, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus

(c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset; (F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Environmental Laws" shall mean all applicable federal, state, local
           ------------------
and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
(S)(S) 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation
            -------
Authorization Act of 1994 (49 U.S.C. (S)(S) 5101 et seq.); the Federal
                                                 ------
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S)(S) 136 et seq.); the
                                                                 ------
Solid Waste Disposal Act (42 U.S.C. (S)(S) 6901 et seq.);  the Toxic Substance
                                                ------
Control Act (15 U.S.C. (S)(S) 2601 et seq.); the Clean Air Act (42 U.S.C. (S)(S)
                                   ------
7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. (S)(S) 1251 et
     ------                                                                   --
seq.); the Occupational Safety and Health Act (29 U.S.C. (S)(S) 651 et seq.);
---                                                                 ------
and the Safe Drinking Water Act (42 U.S.C. (S)(S) 300(f) et seq.), and any and
                                                         ------
all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" shall mean, with respect to any Person,
           -------------------------
all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any

Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" shall mean all permits, licenses,
           ---------------------
authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" shall mean all "equipment," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Person, wherever located including all such Person's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials, handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974
           -----
and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any Credit Party, any
           ---------------
trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

          "ERISA Event" shall mean, with respect to any Credit Party or any
           -----------
ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" shall mean a Plan that is intended to satisfy the requirements
           ----
of Section 4975(e)(7) of the IRC.

          "Event of Default" shall have the meaning assigned to it in Section
           ----------------                                           -------
8.1.
---

          "Facility Bond" shall mean those certain California Statewide
           -------------
Communities Development Authority Weekly Adjustable/Fixed Rate Industrial Development Revenue Bonds, Series 1995E (Peet's Coffee & Tea, Inc., Project), the scheduled payments in connection with which are set forth in Disclosure
                                                                 ----------
Schedule (6.3).
--------------

          "Fair Labor Standards Act" shall mean the provisions of the Fair Labor
           ------------------------
Standards Act, 29 U.S.C. (S)(S) 201 et seq.
                                    ------

          "Federal Funds Rate" shall mean, for any day, a floating rate equal to
           ------------------
the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Lender in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" shall mean the Board of Governors of the
           ---------------------
Federal Reserve System.

          "Fees" shall mean any and all fees payable to Lender pursuant to the
           ----
Agreement or any of the other Loan Documents.

          "Financial Covenants" shall have the meaning assigned to it in Section
           -------------------                                           -------
6.10.
----

          "Financial Statements" shall mean the consolidated income statements,
           --------------------
statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.
     -----------     -------

          "Fiscal Month" shall mean any of the monthly accounting periods of
           ------------
Borrower.

          "Fiscal Quarter" shall mean any of the quarterly accounting periods of
           --------------
Borrower ending on March 31, June 30, and September 30 of each year, and a date selected by Borrower and falling during the first week of January of the following year.

          "Fiscal Year" shall mean any of the annual accounting periods of
           -----------
Borrower ending, with respect to each year, on a date selected by Borrower and falling during the first week of January of the following year.

          "Fixed Charges" shall mean, with respect to any Person for any fiscal
           -------------
period, (a) the aggregate of all Interest Expense paid or accrued during such period plus (b) scheduled payments of principal with respect to Indebtedness,
       ----
other than Term Loan B, during such period.

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person
           ---------------------------
for any fiscal period, the ratio of (a) (i) EBITDA minus (ii) the sum of (x)
                                                   -----
Taxes for such fiscal period plus (y) Capital Expenditures for such fiscal
                             ----
period, to (b) Fixed Charges.  In computing Fixed Charges for any fiscal period,
        --
interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

          "Fixtures" shall mean all "fixtures," as such term is defined in the
           --------
Code, now owned or hereafter acquired by any Person, wherever located.

          "Funded Debt" shall mean, with respect to any Person, without
           -----------
duplication, all Indebtedness of such Person for borrowed money evidenced by notes, bonds, debentures or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America as in effect from time to time consistently applied, as such term is further defined in Annex G to the Agreement.
                                -------

          "GE Capital" shall mean General Electric Capital Corporation, a New
           ----------
York corporation.

          "General Intangibles" shall mean any "general intangibles," as such
           -------------------
term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contracts, Licenses, Copyrights, Trademarks and Patents, and all applications therefor and reissues, extensions or renewals thereof, interests in partnerships, joint ventures and other business associations, permits, inventions (whether or not patented or patentable), knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, Goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged shares or other equity interests, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Person or any computer bureau or service company from time to time acting for such Person.

          "Goods" shall mean any "goods" as such term is defined in the Code,
           -----
now owned or hereafter acquired by any Person.

          "Goodwill" shall mean all goodwill, trade secrets, proprietary or
           --------
confidential information, technical information, procedures, formulate, quality control standards, designs, operating and training manuals, customer lists and distribution agreements now or hereafter owned or acquired by any Person.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation
           -----------------------
of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in
             ------------------                             ---------------
any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the Revolving Loan Commitment for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" shall mean, collectively, the Holdings Guaranty, the
           ----------
Continuing Guaranty executed by Trademark Co. in favor of Lender dated as of the Closing Date, and any other guaranty executed by any Guarantor in favor of Lender in respect of the Obligations.

          "Guarantors" shall mean Holdings, Trademark Co., and each other
           ----------
Person, if any, that executes a guaranty or other similar agreement in favor of Lender in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" shall mean any substance, material or waste that
           ------------------
is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Holdings" shall have the meaning ascribed thereto in the recitals to
           --------
the Agreement.

          "Holdings Guaranty" shall mean the Holdings Guaranty and Pledge
           -----------------
Agreement of even date herewith executed by Holdings in favor of Lender, in which Holdings pledges all Stock of its Subsidiaries and all promissory notes evidencing loans and advances owing to or held by it, as the same may be amended, supplemented, restated, or otherwise modified from time to time, in accordance with the terms thereof.

          "Indebtedness" shall mean, with respect to any Person, without
           ------------
duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations with respect to which such Person is liable.

          "Indemnified Liabilities" shall have the meaning assigned to it in
           -----------------------
Section 1.13.

          "Index Rate" shall mean, for any day, a floating rate equal to the
           ----------
higher of (a) the rate publicly quoted from time to time by The Wall Street
                                                            ---------------
Journal as the "base rate on corporate loans posted by at least 75% of the
-------
nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base
                                   -----------------------
rate of the type described, the highest per annum rate of interest published by
                                        ---------
the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum.
                                                                 ---------
Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" shall mean a Loan or portion thereof bearing
           ---------------
interest by reference to the Index Rate.

          "Instruments" shall mean any "instrument," as such term is defined in
           -----------
the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" shall mean any and all Licenses, Patents,
           ---------------------
Copyrights, Trademarks and the Goodwill associated with any of the foregoing.

          "Intellectual Property Collateral" shall mean all of the right, title
           --------------------------------
and interest of any Credit Party, whether presently existing or hereafter arising or acquired, in, to and under the following:

          (a) each Patent owned and Patent application filed by such Person;

          (b) each Patent License to which such Person is a party (or the assignee of a party);

          (c) each Trademark owned and Trademark application filed by such Person;

          (d) each Trademark License to which such Person is a party (or the assignee of a party);

          (e) each Copyright owned and Copyright application filed by such Person;

          (f) each Copyright License to which such Person is a party;

          (g) the Goodwill associated with each Trademark and Trademark application, and each of such Person's Trademarks licensed under any Trademark License; and

          (h) all Proceeds of the foregoing, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the foregoing, (ii) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any claim of any Person against third parties for (A) past, present or future infringement of any Patent or Patent License, (B) past, present or future infringement of any Copyright, Copyright License, (C) past, present or future infringement or dilution of any Trademark or Trademark License, or (D) injury to the Goodwill associated with any Trademark or Trademark License, (iv) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the foregoing, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, upon disposition or otherwise.

          "Interest Expense" shall mean, with respect to any Person for any
           ----------------
fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

          "Interest Payment Date" shall mean (a) as to any Index Rate Loan, the
           ---------------------
first Business Day of each month while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in
                                                             --------
addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "Inventory" shall mean any "inventory," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Person, wherever located including inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

          "Investment Property" shall mean all "investment property," as such
           -------------------
term is defined in Section 9115 of the Code in those jurisdictions in which such definition has been adopted, now owned or hereafter acquired by any Person, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares, (b) all securities entitlements of such Person, including the rights to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account, (c) all securities accounts of such Person, (d) all commodity contracts held by such Person, and (e) all commodity accounts held by such Person.

          "IRC" shall mean the Internal Revenue Code of 1986 and any regulations
           ---
promulgated thereunder.

          "IRS" shall mean the Internal Revenue Service.
           ---

          "L/C Issuer" shall have the meaning assigned to it in Annex B.
           ----------                                           -------

          "L/C Sublimit" shall have the meaning assigned to it in Annex B.
           ------------                                           -------

          "Lender" shall mean GE Capital.
           ------

          "Letter of Credit Fee" shall have the meaning assigned to it in Annex
           --------------------                                           -----
B.
-

          "Letter of Credit Obligations" shall mean all out-standing obligations
           ----------------------------
incurred by Lender at the request of Borrower, whether direct or indirect, contingent or other-wise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Lender with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the Revolving Loan Commitment that may be payable by Lender thereupon or pursuant thereto.

          "Letters of Credit" shall mean commercial or standby letters of credit
           -----------------
issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Lender has incurred Letter of Credit Obligations.

          "LIBOR Business Day" shall mean a Business Day on which banks in the
           ------------------
city of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest
           ----------
by reference to the LIBOR Rate.

          "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period
           ------------
commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Lender as set forth in Section 1.5(e); provided
                                                        --------------  --------
that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than five separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest
           ----------
determined by Lender equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second full LIBOR Business Day preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by
                                                           ----------

          (b) a number equal to 1.0 minus the aggregate (but without
                                    -----
     duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

     If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower.

          "License" shall mean any Copyright License, Patent License, Trademark
           -------
License or other license of rights or interests now held or hereafter acquired by any Person.

          "Lien" shall mean any mortgage or deed of trust, pledge,
           ----
hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Litigation" shall have the meaning assigned to it in Section 3.13.
           ----------                                           ------------

          "Loan Account" shall have the meaning assigned to it in Section 1.12.
           ------------                                           ------------

          "Loan Documents" shall mean the Agreement, the Notes, the Collateral
           --------------
Documents and all other agreements, instruments, documents and certificates identified in the Schedule of Documents executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement or Loan Documents, as applicable, as the same may be in effect at any and all times such reference becomes operative.

          "Loans" shall mean the Revolving Loan and the Term Loans.
           -----

          "Margin Stock" shall have the meaning assigned to it in Section 3.10.
           ------------                                           ------------

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or (d) Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties that results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually or in the aggregate to any Credit Party in any 30-day period in excess of the lesser of $1,000,000 and 10% of Borrowing Availability as of any date of determination shall be deemed to constitute a Material Adverse Effect.

          "Maximum Lawful Rate" shall have the meaning assigned to it in Section
           -------------------                                           -------
1.5(f).
------

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Borrowing Availability" shall mean as of any date of
           --------------------------
determination, the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base, in each case minus the Revolving Loan then outstanding.

          "Notes" shall mean the Revolving Note and the Term Notes,
           -----
collectively.

          "Notice of Conversion/Continuation" shall have the meaning assigned to
           ---------------------------------
it in Section 1.5(e).
      --------------

          "Notice of Revolving Credit Advance" shall have the meaning assigned
           ----------------------------------
to it in Section 1.1(a).
         --------------

          "Obligations" shall mean all loans, advances, debts, liabilities and
           -----------
obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Overseas Agreements" shall have the meaning assigned to it in Section
           -------------------                                           -------
6.5.
---

          "Patent, Trademark and Copyright Security Agreement" shall mean the
           --------------------------------------------------
Patent, Trademark and Copyright Security Agreement made in favor of Lender by each applicable Credit

Party, as the same may be amended, supplemented, restated, or otherwise modified from time to time, in accordance with the terms thereof.

          "Patent License" shall mean rights under any written agreement now
           --------------
owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

          "Patents" shall mean all of the following in which any Person now
           -------
holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part, divisions or extensions thereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.
           ------------

          "Permitted Encumbrances" shall mean the following encumbrances: (a)
           ----------------------
Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h)
                                                         --------------
zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) Liens existing on the Closing Date and listed in Disclosure Schedule (6.7); presently existing or hereinafter created
          -------------------------
Liens in favor of Lender; and (k) Liens created after the Closing Date by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of any aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets
                         --------
subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets).

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean, at any time, an "employee benefit plan," as defined
           ----
in Section 3(3) of ERISA, that any Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to, or has maintained, contributed to or had an obligation to contribute to at any time within the last seven years, on behalf of participants who are or were employed by any Credit Party or any ERISA Affiliate.

          "Pledge Agreements" shall mean the Borrower Pledge Agreement, the
           -----------------
Holdings Guaranty, and any other pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

          "Prior Lender" shall mean Comerica Bank-California.
           ------------

          "Prior Lender Obligations" shall mean all Indebtedness of any Credit
           ------------------------
Party or any Subsidiary of any Credit Party arising under or related to the Credit Agreement dated as of December 16, 1998, by and between Borrower and Prior Lender, or any document, instrument, or agreement executed or delivered in connection therewith, as any of the same may have been amended, restated, or otherwise modified from time to time.

          "Private Placement" shall mean the issuance of Stock or debt
           -----------------
securities pursuant to one or more exemptions from registration set forth in the Securities Act or the Securities Exchange Act.

          "Proceeds" shall mean "proceeds," as such term is defined in the Code,
           --------
including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Person against third parties (i) for past, present or future infringement of any Patent or Patent License, or
(ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the Goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

          "Projections" shall mean Borrower's forecasted consolidated:  (a)
           -----------
balance sheets; (b) profit and loss statements; (c) cash flow statements; and
(d) capitalization statements, all prepared on a basis consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

          "Public Offering" shall mean a firm underwritten public offering of
           ---------------
common stock registered on form S-1, S-2 or S-3 under the Securities Act by a nationally- recognized investment banking firm, and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

          "Qualified Plan" shall mean a Pension Plan that is intended to be tax-
           --------------
qualified under Section 401(a) of the IRC.

          "Real Estate" shall have the meaning assigned to it in Section 3.6.
           -----------                                           -----------

          "Refinancing" shall mean the repayment in full by Borrower of the
           -----------
Prior Lender Obligations on the Closing Date.

          "Related Transactions" shall mean the initial borrowing under the
           --------------------
Revolving Loan and the Term Loans on the Closing Date, the Refinancing, the substitution of the Letter of Credit in connection with the Facility Bond, and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" shall mean the Loan Documents, and
           ------------------------------
all other documents executed or delivered in connection with the Related Transactions.

          "Release" shall mean any release, threatened release, spill, emission,
           -------
leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Reserves" shall mean, with respect to the Borrowing Base of Borrower,
           --------
(a) reserves established pursuant to Section 5.4(c) and Section 5.9, (b)
                                     --------------     -----------
reserves established to ensure the payment of accrued Interest Expenses or Indebtedness, and (c) such other reserves against Borrowing Availability of Borrower that Lender may establish from time to time with respect to contingent liabilities that would be required, consistent with GAAP, to be reported in or in a footnote to an audited financial statement of one or more Credit Parties.

          "Restricted Payment" shall mean, with respect to any Person: (a) the
           ------------------
declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt of such Person; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payments of compensation in the ordinary course of business to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or its Affiliates.

          "Retiree Welfare Plan" shall mean, at any time, a Welfare Plan that
           --------------------
provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" shall have the meaning assigned to it in
           ------------------------
Section 1.1(a)(i).
-----------------

          "Revolving Loan" shall mean, at any time, (a) the aggregate amount of
           --------------
Revolving Credit Advances outstanding to Borrower, plus (b) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.

          "Revolving Loan Commitment" shall mean commitment of Lender to make
           -------------------------
Revolving Credit Advances or incur Letter of Credit Obligations, which commitment shall be Fifteen Million Dollars ($15,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Note" shall have the meaning assigned to it in Section
           --------------                                           -------
1.1(a)(ii).
----------

          "Schedule of Documents" shall mean the schedule, including all
           ---------------------
appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.
                        -------

          "Section 5.4 Remedies" shall have the meaning assigned to it in
           --------------------
Section 5.4(d).
--------------

          "Securities Act" shall mean the provisions of the Securities Act of
           --------------
1933, 15 U.S.C. Sections 77a et seq.
                             -- ---

          "Securities Exchange Act" shall mean the provisions of the Securities
           -----------------------
Exchange Act of 1934, 15 U.S.C. Sections 78 et seq.
                                            ------

          "Security Agreement" shall mean the Security Agreement of even date
           ------------------
herewith entered into by and among Lender and each Credit Party and other Person signatory thereto, as the same may be amended, supplemented, restated, or otherwise modified from time to time, in accordance with the terms thereof.

          "Senior Funded Debt" shall mean, as of any date of determination, (a)
           ------------------
Borrower's Funded Debt at such time, minus (b) Borrower's Funded Debt in
                                     -----
connection with Term Loan B.

          "Solvent" shall mean, with respect to any Person on a particular date,
           -------
that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stock" shall mean all shares, options, warrants, general or limited
           -----
partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act.

          "Stockholder" shall mean, with respect to any Person, each holder of
           -----------
Stock of such Person.

          "Subsidiary" shall mean, with respect to any Person, (a) any
           ----------
corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

          "Taxes" shall mean taxes, levies, imposts, deductions, Charges or
           -----
withholdings, and all liabilities with respect thereto, directly or indirectly arising from or related to any activity, business, or assets of any Credit Party or the relationship between Lender and any Credit Party arising from or related to any of the Loan Documents, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender is organized or by any political subdivision thereof.

          "Term Loans" shall have the meaning assigned to it in Section
           ----------                                           -------
1.1(b)(i).
---------

          "Term Loan A Commitment" shall mean the commitment of Lender to make
           ----------------------
Term Loan A, which commitment shall be Seven Million Dollars ($7,000,000) on the Closing Date.

          "Term Loan A Note" shall have the meaning assigned to it in Section
           ----------------                                           -------
1.1(b)(i).
---------

          "Term Loan B Commitment" shall mean the commitment of Lender to make
           ----------------------
Term Loan B, which commitment shall be Eight Million Dollars ($8,000,000) on the Closing Date.

          "Term Loan B Note" shall have the meaning assigned to it in Section
           ----------------                                           -------
1.1(b)(i).
---------

          "Term Loan B Repayment Date" shall mean the date on which the entire
           --------------------------
principal amount of Term Loan B, together with all accrued interest thereon, has been fully and finally paid.

          "Term Loan Commitment" shall mean, collectively, the Term Loan A
           --------------------
Commitment and the Term Loan B Commitment.

          "Term Notes" shall have the meaning assigned to it in Section
           ----------                                           -------
1.1(b)(i).
---------

          "Termination Date" shall mean the date on which (a) the Loans have
           ----------------
been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) Letter of Credit Obligations have been terminated, replaced, guaranteed or cash collateralized in accordance with Annex B, and (d) Borrower shall not have any
                                  -------
further right to borrow any monies under the Agreement.

          "Title IV Plan" shall mean a Pension Plan, as defined in Section 3 (2)
           -------------
of ERISA (other than a Multiemployer Plan) that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to, or has maintained, contributed to or had an obligation to contribute to at any time within the last seven years, on behalf of participants who are or were employed by any of them.

          "Trademark Co." shall have the meaning assigned thereto in the
           -------------
preamble to the Agreement.

          "Trademark License" shall mean rights under any written agreement now
           -----------------
owned or hereafter acquired by any Person granting any right to use any Trademark.

          "Trademarks" shall mean all of the following now owned or existing or
           ----------
hereafter adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Trailing 12 Fiscal Month EBITDA" shall mean, as of any date of
           -------------------------------
determination, with respect to any Person, EBITDA of such Person (on a consolidated basis) for the period consisting of the 12 consecutive Fiscal Months or months, as the case may be, ending with their most-recently completed Fiscal Month or month.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate
           --------------------------
amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "WBG" shall mean The West Bertona Group, Inc., a Washington
           ---
corporation.

          "Welfare Plan" shall mean a Plan described in Section 3(1) of ERISA.
           ------------                                 ------------

          "Year 2000 Date-Sensitive System/Component" shall mean, as to any
           -----------------------------------------
Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

          "Year 2000 Problems" shall mean, with respect to each Credit Party,
           ------------------
limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business (including customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen), and functionality of peripheral interfaces, firmware and embedded microchips.

          Rules of construction with respect to accounting terms used in the Agreement or any of the other Loan Documents shall be as set forth in Annex G.
                                                                      -------
All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of California to the extent the same are used or defined therein. Unless otherwise specified, reference in the Agreement or any of the Appendices to a section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                             ANNEX B (Section 1.2)
                                      -----------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                               LETTERS OF CREDIT
                               -----------------

          (a)   Issuance.  Subject to the terms and conditions of the Agreement,
                --------
Lender agrees to incur from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Lender in its sole discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by
                      ----------
Lender; provided, that the aggregate amount of all such Letter of Credit
        --------
Obligations shall not at any time exceed the least of (i) Three Million Dollars ($3,000,000) (the "L/C Sublimit"), (ii) the Revolving Loan Commitment less the
                   ------------
aggregate outstanding principal balance of the Revolving Credit Advances, and
(iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. Except as may be otherwise required by a Governmental Authority in connection with the Facility Bond, no such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof. Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

          (b)   Revolving Credit Advances Automatic. In the event that Lender
                -----------------------------------
shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to Borrower under Section 1.1(a) regardless of whether a Default or
                          --------------
Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2.
                                                                    ---------

          (c)   Cash Collateral.
                ---------------

                (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Lender cash or cash equivalents acceptable to Lender ("Cash Equivalents") in an amount equal to 105% of the
                       ----------------
Revolving Loan Commitment then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash
                                                                       ----
Collateral Account") maintained at a bank or financial institution acceptable to
------------------
Lender. The Cash Collateral Account shall be in the name of Borrower, and shall be pledged to, and subject to the control of, Lender in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security
                                            -------
agreement under applicable law.

                (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and guaranties thereof to be cancelled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are to be satisfactory to Lender in its sole discretion.

                (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations of Borrower then due and payable.

                (iv) No Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

          (d)   Fees and Expenses.  Borrower agrees to pay (i) to Lender, as
                -----------------
compensation to Lender for Letter of Credit Obligations incurred hereunder, (A) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (B) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal
                                      --------------------
to one and one-half percent (1.5%) per annum multiplied by the daily average of
                                   --------- -------------
the maximum amount available from time to time to be drawn under the applicable Letter of Credit during such month which fee shall be paid to Lender in arrears on the first day of each month and on the Commitment Termination Date, and (ii) to any L/C Issuer, on demand, such fees (including all per annum fees), charges
                                                       ---------
and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e)   Request for Incurrence of Letter of Credit Obligations. Borrower
                ------------------------------------------------------
shall give Lender at least three Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Lender, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Lender and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Lender and the L/C Issuer.

          (f)   Obligation Absolute. The obligation of Borrower to reimburse
                -------------------
Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

               (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Lender (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or
----------------------
guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

               (v) any other circumstance or event whatsoever that is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

          (g)  Indemnification; Nature of Lender's Duties.
               ------------------------------------------

               (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) that Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Lender or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de
                                                                            --
jure or de facto government or Governmental Authority, in each case other than
----    --------
to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).

               (ii) As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment
                                     --------
by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.

               (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                             ANNEX C (Section 1.8)
                                      -----------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                            CASH MANAGEMENT SYSTEMS
                            -----------------------

          Credit Parties shall, and shall cause each of their Subsidiaries to, establish and maintain the cash management systems described below:

          (a) On or before [_________ __], 2000 and until the Termination Date, Borrower shall have established and maintain (i) blocked accounts in Borrower's name in connection with Borrower's retail store operations (collectively, the "Retail Blocked Accounts") with one or more of the banks set forth in Disclosure
 -----------------------                                              ----------
Schedule (3.19) as maintaining such accounts, for the collection of receivables
---------------
and other items (other than credit card receivables of such Borrower), into which all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral shall be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof. Each bank maintaining a Retail Blocked Account shall have entered in a tri-party blocked account agreement with Lender and Borrower, in form and substance acceptable to Lender (collectively, "Retail
                                                                     ------
Blocked Account Agreements").
--------------------------

          (b) On or before the Closing Date and until the Termination Date, Borrower shall (i) establish a blocked concentration account in Borrower's name (the "Concentration Account"), for the collection of credit card receivables of
      ---------------------
such Borrower and for aggregating collections received in the Retail Blocked Accounts of Borrower, at the bank or banks designated as the Concentration Account bank for Borrower in Disclosure Schedule (3.19), which bank shall be
                             --------------------------
satisfactory to Lender (the "Concentration Account Bank"), and (ii) deposit or
                             --------------------------
cause to be deposited into the Concentration Account promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral and not otherwise deposited in a Retail Blocked Account. The Concentration Account Bank shall have entered into a tri-party blocked account agreement with Lender and Borrower, in form and substance acceptable to Lender (the "Concentration Blocked
                                                           ---------------------
Account Agreement").
-----------------

          (c) On or before the Closing Date and until the Termination Date, Borrower shall have established and maintain, in its name, an account (the "Master Disbursement Account") at the bank identified in Disclosure Schedule
 ---------------------------                             -------------------
(3.19) as maintaining such account, into which Lender shall, from time to time,
------
deposit proceeds of Revolving Credit Advances made to such Borrower pursuant to
Section 1.1 for use by such Borrower solely in accordance with the provisions of
-----------
Section 1.4.  Borrower shall transfer amounts received into its Master
-----------
Disbursement Account into (i) one or more accounts (collectively, the "Disbursement Accounts") established by Borrower, in its name, at the banks
----------------------
identified in Disclosure Schedule (3.19) as maintaining Disbursement Accounts,
              --------------------------
which banks shall be acceptable to Lender, or (ii) the Collection Account. Borrower shall not, and shall not cause or permit any Credit Party or Subsidiary thereof to, accumulate or maintain cash in the Master Disbursement Account, any Disbursement Account or any payroll account as of any date of determination in excess of checks outstanding against such account as of such date and amounts necessary to meet minimum balance requirements, except as otherwise provided in any tri-party blocked account agreement covering any such account. The banks at which the Master Disbursement Accounts and Disbursement Accounts are held shall have entered into a tri-party pledged account agreement with Lender and Borrower, in form and substance acceptable to Lender (the "Pledged Account Agreements").

          (d) Each Retail Blocked Account Agreement, Concentration Blocked Account Agreement, and each Pledged Account Agreement shall provide, among other things, that the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment. Each Retail Blocked Account Agreement shall further provide that from and after the date of such agreement the bank shall forward immediately all amounts in the relevant Retail Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Retail Blocked Account into the Concentration Account. The Concentration Blocked Account Agreement shall further provide that from and after the Closing Date, the Concentration Account Bank shall immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from the Concentration Account into the Collection Account. Each Pledged Account Agreement shall further provide that (i) from and after the date Lender has delivered a notice (an "Activation Notice") to any bank with respect to the Master Disbursement
     -----------------
Account or any other Disbursement Account(s), Borrower shall not, and shall not cause or permit any Credit Party or Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements, and (ii) Lender may deliver an Activation Notice at any time at which (A) a Default or Event of Default shall have occurred and be continuing, (B) Lender reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur; (C) Lender reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred, or (D) Lender reasonably has grounds to question the integrity of Borrower's Cash Management Systems or Borrower's compliance with the provisions of this Annex C or any
                                                             -------
other provisions of the Loan Documents to the extent related to such Cash Management Systems.

          (e) So long as no Default or Event of Default shall have occurred and be continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a
                                  --------------------------
Retail Blocked Account, or replace the Concentration Account or any Disbursement Account; provided, that (i) Lender shall have consented in writing in advance to
         --------  ----
the opening of such replacement account with the relevant bank and (ii) prior to the time of the opening of such replacement account, the applicable Credit Parties and such bank shall have executed and delivered to Lender a tri-party agreement, in form and substance satisfactory to Lender. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Lender that the creditworthiness of any bank maintaining an account is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Lender that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank maintaining such accounts or Lender's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Lender's reasonable judgment.

          (f) The Retail Blocked Accounts, the Disbursement Accounts, and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Credit Party shall have granted a Lien to Lender pursuant to the Security Agreement.

          (g) All amounts deposited in the Collection Account shall be deemed received by Lender in accordance with Section 1.10 and shall be applied (and
                                      ------------
allocated) by Lender in accordance with Section 1.11.  In no event shall any
                                        ------------
amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (h) Each Credit Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party (each a "Related Person") to (i) hold in trust for Lender all
                      --------------
checks, cash and other items of payment received by such Credit Party or any such Related Person, and (ii) within one (1) Business Day after receipt by such Credit Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Retail Blocked Account of the Concentration Account. Each Credit Party and each Related Person acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are the property of Lender. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into a Retail Blocked Account or the Concentration Account.

                            ANNEX D (Section 2.1(a))
                                     --------------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                             SCHEDULE OF DOCUMENTS
                             ---------------------

                                 [See attached]

                           ANNEX E (Section 4.1(a))
                                    --------------
                                      to
                               CREDIT AGREEMENT
                               ----------------

               FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
               -------------------------------------------------

          Borrower shall deliver or cause to be delivered to Lender the following:

          (a)  Monthly Financials.  Within 30 days after the end of each Fiscal
               ------------------
Month, financial information regarding Credit Parties, certified by the Chief Financial Officers of Borrower and Holdings, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all loans and advances owing to any Credit Party as of the last day of such Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the
                                         ----------------------
calculations used in determining compliance with each financial covenant set forth on Annex G that is tested on a monthly basis, and (B) the certification of
         -------
the Chief Financial Officers of Borrower and Holdings that (x) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Credit Parties, on a consolidated basis, in each case as at the end of such month and for the period then ended and (y) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (b)  Quarterly Financials.  Within 45 days after the end of each
               --------------------
Fiscal Quarter, consolidated financial information regarding Credit Parties, certified by the Chief Financial Officers of Borrower and Holdings, including
(i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the financial covenants set forth on Annex G that is tested on a
                                             -------
quarterly basis and (B) the certification of the Chief Financial Officers of Borrower and Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Credit Parties, on a consolidated basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Credit Parties shall deliver to Lender, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

          (c)  Operating Plan.  As soon as available, but not later than 30 days
               --------------
after the end of each Fiscal Year, an annual operating plan for Credit Parties, approved by the Boards of Directors of Borrower and Holdings, for the following year, which will (i) include a statement of all of the material assumptions on which such plan is based, (ii) include monthly balance sheets and a monthly budget for the following year, and (iii) will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

          (d)  Annual Audited Financials.  Within 90 days after the end of each
               -------------------------
Fiscal Year, audited Financial Statements for Credit Parties on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification by an independent certified public accounting firm of national standing or otherwise acceptable to Lender. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Lender in form and substance reasonably satisfactory to Lender and subject to standard qualifications adopted by nationally recognized accounting firms, signed by such accounting firm acknowledging that Lender is entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of each of Borrower and Holdings that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Credit Parties on a consolidated basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (e)  Management Letters.  Within five Business Days after receipt
               ------------------
thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

          (f)  Default Notices.  As soon as practicable, and in any event within
               ---------------
five Business Days after an executive officer of any Credit Party has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (g)  SEC Filings and Press Releases.  Promptly upon their becoming
               ------------------------------
available, copies of: (i) all Financial Statements, reports, notices and proxy statements made available by any

Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

          (h)  Subordinated Debt and Equity Notices.  As soon as practicable,
               ------------------------------------
copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

          (i)  Supplemental Schedules.  Supplemental disclosures, if any,
               ----------------------
required by Section 5.6 of the Agreement.
            -----------

          (j)  Litigation.  Promptly upon learning thereof, written notice of
               ----------
any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, or (vi) involves any product recall.

          (k)  Insurance Notices.  Disclosure of losses or casualties required
               -----------------
by Section 5.4 of the Agreement.
   -----------

          (l)  Real Estate Default Notices.  Copies of (i) any and all default
               ---------------------------
notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Lender may request in its reasonable discretion.

          (m)  Lease Amendments.  Copies of all material amendments to real
               ----------------
estate leases of Borrower.

          (n)  Other Documents.  Such other financial and other information
               ---------------
respecting any Credit Party's business or financial condition as Lender shall, from time to time, request.

                           ANNEX F (Section 4.1(b))
                                --------------
                                      to
                               CREDIT AGREEMENT
                               ----------------

                              COLLATERAL REPORTS
                              ------------------

          Credit Parties shall deliver or cause to be delivered to Lender the following:

          (a) As soon as available and in any event no later than the fifth Business Day of each Fiscal Month, the following reports, each of which shall be prepared by Credit Parties as of the last day of the immediately preceding Fiscal Month; provided, that if (i) a Default or an Event of Default shall have
              --------
occurred and be continuing or (ii) Lender in good faith believes that a Default or an Event of Default is imminent or deems its rights or interests in the Collateral insecure, then such reports shall be delivered for such periods and as frequently as Lender shall request:

               (i) a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

               (ii) a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion; and

               (iii) a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion.

          (b) At the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial
                                 -------
balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case
                                                       -------
accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

          (c) At the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts
                                 -------
of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

          (d) Credit Parties, at their own expense, shall deliver to Lender the results of each physical verification, if any, that Credit Parties or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Credit Parties shall, upon the request of Lender, conduct, and deliver the results of, such physical verifications as Lender may require);

          (e) Credit Parties, at their own expense, shall deliver to Lender such appraisals of their assets as Lender may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Lender; and

          (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Lender shall from time to time request in its reasonable discretion.

                            ANNEX G (Section 6.10)
                                     ------------
                                      to
                               CREDIT AGREEMENT
                               ----------------

                              FINANCIAL COVENANTS
                              -------------------

          Credit Parties shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a)  Maximum Capital Expenditures.  Credit Parties shall not make
               ----------------------------
Capital Expenditures on a consolidated basis (i) during the period from August 1, 2000, through December 31, 2000, in excess of $3,000,000, or (ii) during any Fiscal Year of Borrower commencing during or after January 2001, in excess of $4,000,000; provided, that the amount of permitted Capital Expenditures
            --------
referenced above will be increased in any period by the positive amount equal to the lesser of (x) 25% of the amount of permitted Capital Expenditures for the immediately prior period, and (y) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of
                                        -----------------
measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

          (b)  Minimum Fixed Charge Coverage Ratio.  Credit Parties shall have,
               -----------------------------------
on a consolidated basis, at the end of each Fiscal Month set forth below, a Fixed Charge Coverage Ratio, measured cumulatively as of the last day of each such Fiscal Month for the immediately preceding twelve (12) Fiscal Months, or such lesser number of Fiscal Months as shall have elapsed since August 1, 2000, of not less than the following:


                                                  Fixed Charge
            Fiscal Month Ending                  Covered Ratio
            -------------------                  -------------
            August 31, 2000                         <0.75>
            September 30, 2000                      <0.50>
            October 31, 2000                        <0.50>
            November 30, 2000                       <0.50>
            December 31, 2000                        0.50

            January 31, 2001                         0.50
            February 28, 2001                        0.50
            March 31, 2001                           0.75

            April 30, 2001                           0.75
            May 31, 2001                             0.75
            June 30, 2001                            0.75
            July 31, 2001                            0.75
            August 31, 2001                          0.75
            September 30, 2001                       1.00
            October 31, 2001                         1.00
            November 30, 2001                        1.00
            December 31, 2001                        1.00

            January 31, 2002                         1.00
            February 28, 2002                        1.00
            March 31, 2002                           1.00
            June 30, 2002                            1.10
            September 30, 2002                       1.20
            December 31, 2002                        1.30

            March 31, 2003                           1.30
            June 30, 2003                            1.30
            September 30, 2003                       1.30
            December 31, 2003                        1.30

            March 31, 2004                           1.30
            June 30, 2004                            1.30
            September 30, 2004                       1.30

            December 31, 2004                        1.30

            March 31, 2005                           1.30
            June 30, 2005                            1.30

          (c)  Minimum EBITDA.  Credit Parties shall have EBITDA on a
               --------------
consolidated basis at the end of each Fiscal Month set forth below, measured cumulatively for the period of twelve (12) prior Fiscal Months through and including such Fiscal Month, of not less than the following:

             Fiscal Month Ending                  EBITDA
             -------------------                  ------
             August 31, 2000                      $ 3,700,000
             September 30, 2000                   $ 3,800,000
             October 31, 2000                     $ 4,100,000
             November 30, 2000                    $ 4,300,000
             December 31, 2000                    $ 4,800,000

             January 31, 2001                     $ 4,800,000
             February 28, 2001                    $ 5,300,000
             March 31, 2001                       $ 5,900,000
             April 30, 2001                       $ 6,400,000
             May 31, 2001                         $ 6,600,000
             June 30, 2001                        $ 6,900,000
             July 31, 2001                        $ 6,800,000
             August 31, 2001                      $ 6,700,000
             September 30, 2001                   $ 6,800,000
             October 31, 2001                     $ 6,600,000
             November 30, 2001                    $ 6,600,000
             December 31, 2001                    $ 6,400,000

             January 31, 2002                     $ 6,500,000
             February 28, 2002                    $ 6,700,000
             March 31, 2002                       $ 6,900,000
             June 30, 2002                        $ 7,300,000
             September 30, 2002                   $ 7,800,000
             December 31, 2002                    $ 8,300,000

             March 31, 2003                       $ 9,100,000
             June 30, 2003                        $ 9,800,000
             September 30, 2003                   $10,600,000
             December 31, 2003                    $11,500,000

             March 31, 2004                       $11,500,000
             June 30, 2004                        $11,500,000
             September 30, 2004                   $11,500,000
             December 31, 2004                    $11,500,000

             March 31, 2005                       $11,500,000
             June 30, 2005                        $11,500,000

          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Credit Parties and Lender agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Credit Parties' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by the certified public accountants of Credit Parties; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Credit Parties and Lender agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Credit Parties and Lender cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                            ANNEX H (Section 11.10)
                                     -------------
                                      to
                               CREDIT AGREEMENT
                               ----------------


                               NOTICE ADDRESSES
                               ----------------



(A)  If to Lender, at

     General Electric Capital Corporation
     350 S. Beverly Drive, Suite 200
     Beverly Hills, CA 90212
     Attention:   Account Manager, Peet's Coffee and Tea
     Facsimile:   (310) 785-0644
     Telephone:   (310) 203-0335

     with copies to:

     General Electric Capital Corporation   Murphy Sheneman Julian & Rogers
     201 High Ridge Road                    101 California Street, 39th Floor
     Stamford, Connecticut 06927-5100       San Francisco, California 94111
     Attention:   Corporate Counsel         Attention:   David A. Honig, Esq.
     Facsimile:   (203) 316-7889            Facsimile:   (415) 421-7879
     Telephone:   (203) 316-7552            Telephone:   (415) 398-4700

(B)  If to Borrower, at

     Peet's Coffee and Tea, Inc.
     1400 Park Avenue
     Emeryville, California  94608
     Attention:   Mark N. Rudolph, Chief Financial Officer
     Facsimile:   (510) 594-2180
     Telephone:   (510) 594-2100

     With copies to:

     GnazzoThill
     625 Market Street, Suite 1100
     San Francisco, California 94105
     Attention:   Gregory C. Clore, Esq.
     Facsimile:   (415) 541-0506
     Telephone:   (415) 541-0500

                                SCHEDULE (1.1)
                                      to
                               CREDIT AGREEMENT
                               ----------------

                            LENDER'S REPRESENTATIVE
                            -----------------------

               General Electric Capital Corporation
               201 High Ridge Road
               Stamford, Connecticut  06927
               Attention:  Portfolio Analyst - Peet's Coffee and Tea, Inc.
               Facsimile:  (203) 316-7816
               Telephone:  (203) 316-7500

                              INDEX OF APPENDICES
                              -------------------

Annex A (Recitals)                 -         Definitions
Annex B (Section 1.2)              -         Letters of Credit
Annex C (Section 1.8)              -         Cash Management System
Annex D (Section 2.1(a))           -         Schedule of Documents
Annex E (Section 4.1(a))           -         Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))           -         Collateral Reports
Annex G (Section 6.10)             -         Financial Covenants
Annex H (Section 11.10)            -         Notice Addresses

Exhibit 1.1(a)(i)                  -         Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                 -         Form of Revolving Note
Exhibit 1.1(b)                     -         Form of Term Note
Exhibit 1.5(e)                     -         Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                     -         Form of Borrowing Base Certificate

Schedule 1.1                       -         Lender's Representative
Disclosure Schedule (1.4)          -         Sources and Uses; Funds Flow Memorandum
Disclosure Schedule (3.2)          -         Executive Offices; Collateral Locations; FEIN
Disclosure Schedule (3.4(a))       -         Financial Statements
Disclosure Schedule (3.4(c))       -         Projections
Disclosure Schedule (3.6)          -         Real Estate and Leases
Disclosure Schedule (3.7)          -         Labor Matters
Disclosure Schedule (3.8)          -         Ventures and Affiliates; Stock
Disclosure Schedule (3.11)         -         Tax Matters
Disclosure Schedule (3.12)         -         ERISA Plans
Disclosure Schedule (3.13)         -         Litigation
Disclosure Schedule (3.15)         -         Intellectual Property
Disclosure Schedule (3.17)         -         Hazardous Materials
Disclosure Schedule (3.18)         -         Insurance
Disclosure Schedule (3.19)         -         Deposit and Disbursement Accounts
Disclosure Schedule (3.20)         -         Government Contracts
Disclosure Schedule (3.22)         -         Material Agreements
Disclosure Schedule (5.1)          -         Trade Names
Disclosure Schedule (6.3)          -         Indebtedness
Disclosure Schedule (6.4(a))       -         Transactions with Affiliates
Disclosure Schedule (6.7)          -         Existing Liens